Exhibit 10.1

Execution Version

BARCLAYS	ROYAL BANK OF CANADA
745 Seventh Avenue	200 Vesey Street
New York, New York 10019	New York, New York 10281

PERSONAL AND CONFIDENTIAL

November 6, 2018

Victory Capital Holdings, Inc.

4900 Tiedeman Road, 4th Floor
Brooklyn, Ohio  44144

Attention:                                        Terence Sullivan

Chief Financial Officer

Project Eagle/Patriot

Commitment Letter

Ladies and Gentlemen:

You have informed Barclays Bank PLC (“Barclays”) and Royal Bank of Canada (“Royal Bank”), RBC Capital Markets* (“RBCCM” and, together with Royal Bank, “RBC” and, together with Barclays and any Additional Arrangers (as defined below) appointed pursuant to the terms of this Commitment Letter and their respective affiliates who commit to provide any portion of the commitments, the “Commitment Parties,” “we” or “us”) that Victory Capital Holdings, Inc. (the “Borrower”) (x) intends to, directly or indirectly, acquire 100% of the outstanding equity interests of an entity previously identified to us as “Patriot” (the “Patriot Target” and, together with its subsidiaries, the “Patriot Acquired Business”), from the current equity-holders thereof (collectively, the “Patriot Sellers”) (the “Patriot Acquisition”) and (y) intends to, directly or indirectly, acquire 100% of the outstanding equity interests of the business previously identified to us as “Eagle” (the “Eagle Target” and, together with its subsidiaries, the “Eagle Acquired Business”), from the current equity-holders thereof (collectively, the “Eagle Seller”) (the “Eagle Acquisition”).  Capitalized terms used without definition in this letter (together with the annexes hereto, this “Commitment Letter”) have the meanings given to them in the annexes hereto.

You have informed us that you wish to obtain commitments from the Commitment Parties to finance:

(a)         (i) the refinancing in full of all indebtedness for borrowed money of the Borrower (including under that certain Credit Agreement, dated as of February 12, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), by and among the Borrower, Royal Bank of Canada, as administrative agent, the lenders party thereto and the other parties thereto, but excluding any Permitted Surviving Debt (as defined below)) (the “Victory Refinancing”), and (ii) the payment of all fees, commissions and expenses in connection with the Victory Refinancing (clauses (a)(i) and (a)(ii), collectively, the “Refinancing Transactions”); and

(b)         the Patriot Acquisition and/or the Eagle Acquisition as follows:

* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

1.              in the event that the Incremental Victory Term Loan Facility (as used herein, “Incremental Victory Term Loan Facility” shall mean the “Incremental Term Loan Facility” as defined in the Amended & Restated Commitment Letter, dated as of September 24, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Incremental Term Loan Commitment Letter”), among the Borrower, Royal Bank and Barclays) has been funded and the Patriot Acquisition has been consummated prior to the Initial Closing Date (as defined below) (the “Eagle Standalone Scenario”), (i) the Refinancing Transactions (including, for the avoidance of doubt, the refinancing of the Incremental Victory Term Loan Facility), (ii) the Eagle Acquisition, (iii) the Eagle Refinancing (as defined in Annex D hereto) and (iv) the payment of all fees, commissions and expenses in connection with the foregoing (collectively, the “Eagle Standalone Transactions”); or

2.              in the event that the Incremental Victory Term Loan Facility has not been funded and the Patriot Acquisition has not been consummated prior to the Initial Closing Date:

A.            (i) the Patriot Acquisition, (ii) the Patriot Refinancing (as defined in Annex C hereto), (iii) the payment of all fees, commissions and expenses in connection with the Patriot Acquisition and the Patriot Refinancing and (iv) if the Patriot Acquisition closes prior to the Eagle Acquisition (the “Patriot First Scenario”), the Refinancing Transactions (collectively, the “Patriot Transactions”); and

B.            (i) the Eagle Acquisition, (ii) the Eagle Refinancing (as defined in Annex D hereto), (iii) the payment of all fees, commissions and expenses in connection with the Eagle Acquisition and the Eagle Refinancing and (iv) if the Eagle Acquisition closes prior to the Patriot Acquisition (the “Eagle First Scenario”), the Refinancing Transactions (collectively, the “Eagle Transactions” and, together with the Patriot Transactions and the Eagle Standalone Transactions, the “Transactions”).

The specific commitments you have requested consist of:

(a)         a new senior secured revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $100 million on the terms set forth in Annex B hereto (the “Term Sheet”) and subject only to the satisfaction (or waiver by the Lead Arrangers) of the conditions expressly set forth in Annex C hereto (in the Patriot First Scenario) or Annex D hereto (in the Eagle First Scenario or Eagle Standalone Scenario), as applicable; and

(b)         a new senior secured term loan facility (the “Patriot Term Loan Facility” and the loans thereunder, the “Patriot Term Loans”) in an aggregate principal amount equal to the sum of (i) $265 million (in the Eagle Standalone Scenario, the “Patriot Term Loan Refinancing Amount”), plus (ii) in the Patriot First Scenario, $280 million (the “Victory Term Loan Refinancing Amount”), in each case on the terms set forth in the Term Sheet and subject only to the satisfaction (or waiver by the Lead Arrangers) of the conditions expressly set forth in Annex C hereto; and

(c)          a new senior secured term loan facility (the “Eagle Term Loan Facility” and the loans thereunder, the “Eagle Term Loans”) in an aggregate principal amount equal to the sum of (i) $850 million, plus (ii) in the Eagle First Scenario or Eagle Standalone Scenario, the Victory Term Loan Refinancing Amount, plus (iii) in the Eagle Standalone Scenario, without duplication of any amounts committed to the Patriot Term Loan Facility, the Patriot Term Loan Refinancing

2

Amount, in each case on the terms set forth in the Term Sheet and subject only to the satisfaction (or waiver by the Lead Arrangers) of the conditions expressly set forth in Annex D hereto.

For the avoidance of doubt, (A) the Victory Term Loan Refinancing Amount shall constitute part of either (but not both) (1) the Patriot Term Loan Facility (in the Patriot First Scenario) or (2) the Eagle Term Loan Facility (in the Eagle First Scenario or Eagle Standalone Scenario), (B) the Revolving Facility shall be established concurrent with the funding of either (but not both) (1) the Patriot Term Loan Facility (in the Patriot First Scenario) or (2) the Eagle Term Loan Facility (in the Eagle First Scenario or Eagle Standalone Scenario) and (C) the Patriot Term Loan Refinancing Amount shall constitute part of the Eagle Term Loan Facility solely in the Eagle Standalone Scenario.

As used herein, (A) the term “Credit Facilities” shall mean the Revolving Facility, the Patriot Term Loan Facility and the Eagle Term Loan Facility, collectively, (B) the term “Patriot Credit Facilities” shall mean (1) in the Eagle First Scenario, the Patriot Term Loan Facility, or (2) in the Patriot First Scenario, the Patriot Term Loan Facility and the Revolving Facility, collectively, and (C) the term “Eagle Credit Facilities” shall mean (1) in the Patriot First Scenario, the Eagle Term Loan Facility, or (2) in the Eagle First Scenario or Eagle Standalone Scenario, the Eagle Term Loan Facility and the Revolving Facility, collectively.

1.                                      Commitments; Titles and Roles.

Based upon the foregoing, the Commitment Parties are pleased to provide their commitments as follows, subject only to the satisfaction (or waiver by the Lead Arrangers) of (i) in the case of the Patriot Credit Facilities, the conditions expressly set forth on Annex C hereto, and (ii) in the case of the Eagle Credit Facilities, the conditions expressly set forth on Annex D hereto:

(a)         Each of Barclays and Royal Bank (in such capacity, and together with any Additional Arrangers appointed pursuant to the terms of this Commitment Letter or their respective affiliates who commit to provide any portion of the commitments in respect of the Term Loan Facility, each an “Initial Term Loan Lender” and collectively the “Initial Term Loan Lenders”) hereby commits, severally and not jointly, to provide to the Borrower (i) 50.0% and 50.0%, respectively, of the Patriot Term Loan Facility and (ii) 50.0% and 50.0%, respectively, of the Eagle Term Loan Facility (but, for the avoidance of doubt, without duplication of (x) any commitments to provide the Patriot Term Loan Refinancing Amount and (y) any commitments to provide the Patriot Term Loan Facility), in each case, upon the terms set forth in the Term Sheet and the Fee Letter; and

(b)         Each of Barclays and Royal Bank (in such capacity, and together with any Additional Arrangers appointed pursuant to the terms of this Commitment Letter or their respective affiliates who commit, severally and not jointly, to provide any portion of the commitments in respect of the Revolving Facility, each an “Initial Revolving Lender” and, together with the Initial Term Loan Lenders, the “Initial Lenders”) hereby commits to provide to the Borrower 50.0% and 50.0%, respectively, of the Revolving Facility upon the terms set forth in the Term Sheet and the Fee Letter.

We are pleased to confirm the arrangements pursuant to which each of Barclays and RBCCM is authorized by you to act, and each of Barclays and RBCCM is pleased to confirm its agreement to act, as a joint lead arranger and joint bookrunner (in such capacity, and together with any Additional Arrangers appointed pursuant to the terms of this Commitment Letter, each a “Lead Arranger” and collectively the “Lead Arrangers”) in connection with the Credit Facilities.  We are also pleased to confirm the arrangements under which Barclays is exclusively authorized by you to act as sole administrative agent,

3

sole collateral agent and sole syndication agent for the Credit Facilities on the terms and subject to the conditions set forth in this Commitment Letter.

On or prior to the date that is fifteen business days after the date of this Commitment Letter, you may appoint additional agents, co-agents, lead arrangers, bookrunners, managers or arrangers (each such agent, co-agent, lead arranger, bookrunner, manager or arranger, an “Additional Arranger”) and/or confer additional titles in respect of the Credit Facilities on such Additional Arrangers in a manner and with economics determined by you in consultation with us; provided that: (i)(x) each such Additional Arranger or its affiliates shall commit to a pro rata portion of each of the Credit Facilities, and (y) each such Additional Arranger or its affiliates shall have become a party to the Incremental Term Loan Commitment Letter and shall have committed to a pro rata portion of the Incremental Victory Term Loan Facility (provided that each Lead Arranger, in its capacity as an arranger of the Incremental Victory Term Loan Facility, shall have waived the time limitation to appoint an “Additional Commitment Party” thereunder) and the commitments of the commitment parties thereunder shall have been reduced by the aggregate amount of such commitments; (ii) the commitments of each Initial Lender hereunder in respect of the Credit Facilities shall be reduced by the aggregate amount of the commitments allocated to each such Additional Arranger or its affiliates either on a pro rata basis or, to the extent reduced but not on a pro rata basis, 60% of any such reduction shall be applied to reduce the commitments of RBC and 40% of any such reduction shall be applied to reduce the commitments of Barclays; (iii) after giving effect to such allocations, each of Barclays and RBCCM shall have not less than 35% of the aggregate commitments (and corresponding compensatory economics) with respect to each of the Patriot Term Loan Facility and the Eagle Term Loan Facility; and (iv) each such Additional Arranger and its applicable affiliates, if any, who have committed to provide such commitments, shall assume the obligations of Commitment Parties hereunder by execution and delivery by such Additional Arranger and its applicable affiliates, if any, who have committed to provide such commitments, of customary joinder documentation and, thereafter, such Additional Arranger and its applicable affiliates, if any, who have committed to provide such commitments shall each constitute a “Commitment Party” and/or a “Lead Arranger”, “Initial Lender”, “Initial Term Loan Lender” and “Initial Revolving Lender”, as applicable, under this Commitment Letter and under the Fee Letter.  Subject to the immediately preceding sentence, it is understood and agreed that no other agents, co-agents, arrangers, co-arrangers, bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter, the Term Sheet or the Fee Letter) will be paid in connection with the Credit Facilities unless you and the Lead Arrangers shall so agree.

Our fees for our commitment and for services related to the Credit Facilities are set forth in a separate fee letter, entered into between you and the Commitment Parties on the date hereof (the “Fee Letter”).

It is agreed that (i) Barclays shall have “left side” designation and shall appear on the top left and (ii) RBCCM shall have “right side” designation and shall appear on the top right, in each case, of the Lender Presentation (as defined below) and all other information or marketing materials in respect of the Credit Facilities.

2.                                      Conditions Precedent.

The Commitment Parties’ commitments are subject only to the satisfaction (or waiver by the Lead Arrangers) (i) in the case of the Patriot Credit Facilities, the conditions expressly set forth on Annex C hereto, and (ii) in the case of the Eagle Credit Facilities, the conditions expressly set forth on Annex D hereto.

4

Notwithstanding anything in this Commitment Letter, the Fee Letter or any other letter agreements or other undertakings concerning the financing of the Patriot Acquisition or Eagle Acquisition to the contrary,

(x)(a) the only representations (and related defaults) the accuracy of which will be a condition to the availability of the Patriot Credit Facilities on the Initial Closing Date (in the Patriot First Scenario) or the Delayed Draw Closing Date (as defined in the Term Sheet) (in the Eagle First Scenario), as applicable, will be (i) the representations made by or with respect to the Patriot Acquired Business in the Patriot Acquisition Agreement (as defined in Annex C hereto) as are material to the interests of the Lenders (as defined below) (but only to the extent that the Borrower or its affiliates have the right not to consummate the Patriot Acquisition, or to terminate their obligations (or otherwise do not have an obligation to close), under the Patriot Acquisition Agreement, as a result of a failure of such representations in the Patriot Acquisition Agreement to be true and correct) (such representations and warranties, the “Patriot Target Representations”) and (ii) the Specified Representations, and (b) the terms of the definitive documentation for the Credit Facilities (the “Loan Documents”) will be such that they do not impair the availability of the Patriot Credit Facilities on the Initial Closing Date (in the Patriot First Scenario) or on the Delayed Draw Closing Date (in the Eagle First Scenario) if the conditions set forth in Annex C hereto are satisfied (or waived by the Lead Arrangers) (it being understood that to the extent any security interest in the intended collateral (other than any collateral the security interest in which may be perfected solely by the filing of a UCC financing statement or solely by the delivery of stock certificates of the Patriot Target, the Borrower or any of their material domestic subsidiaries; provided that any such stock certificates of subsidiaries of the Patriot Target will be required to be delivered on the Initial Closing Date or the Delayed Draw Closing Date, as applicable, only to the extent received from the Patriot Sellers, so long as you have used commercially reasonable efforts to cause the Patriot Sellers to deliver them to you on the Initial Closing Date or the Delayed Draw Closing Date, as applicable) is not perfected on the Initial Closing Date or the Delayed Draw Closing Date, as applicable, after your use of commercially reasonable efforts to do so, the perfection of such security interest(s) will not constitute a condition precedent to the availability of the Patriot Credit Facilities on the Initial Closing Date or the Delayed Draw Closing Date, as applicable, but such security interest(s) will be required to be perfected within 60 days after the Initial Closing Date or the Delayed Draw Closing Date, as applicable); and

(y)(a) the only representations (and related defaults) the making or accuracy of which will be a condition to the availability of the Eagle Credit Facilities on the Initial Closing Date (in the Eagle First Scenario or Eagle Standalone Scenario) or the Delayed Draw Closing Date (in the Patriot First Scenario), as applicable, will be (i) the representations made by or with respect to the Eagle Acquired Business in the Eagle Acquisition Agreement (as defined in Annex D hereto) as are material to the interests of the Lenders (but only to the extent that the Borrower or its affiliates have the right (taking into account any cure provisions) not to consummate the Eagle Acquisition, or to terminate their obligations (or otherwise do not have an obligation to close), under the Eagle Acquisition Agreement, as a result of a failure of such representations in the Eagle Acquisition Agreement to be true and correct) (such representations and warranties, the “Eagle Acquired Business Representations”) and (ii) the Specified Representations, and (b) the terms of the Loan Documents will be such that they do not impair the availability of the Eagle Credit Facilities on the Initial Closing Date or on the Delayed Draw Closing Date, as applicable, if the conditions set forth in Annex D hereto are satisfied (or waived by the Lead Arrangers) (it being understood that to the extent any security interest in the intended collateral (other than any collateral the security interest in which may be perfected solely by the filing of a UCC financing statement or solely by the delivery of stock certificates of the Eagle Target, the Borrower or any of their material domestic subsidiaries; provided that any such stock certificates of subsidiaries of the Eagle Target will be required to be delivered on the Initial Closing Date or the Delayed Draw Closing Date, as applicable, only to the extent received from the Eagle Seller, so long as you have used commercially reasonable efforts to cause the Eagle Seller to deliver them to you on the Initial Closing Date or the Delayed Draw Closing Date, as

5

applicable) is not perfected on the Initial Closing Date or the Delayed Draw Closing Date, as applicable, after your use of commercially reasonable efforts to do so, the perfection of such security interest(s) will not constitute a condition precedent to the availability of the Eagle Credit Facilities on the Initial Closing Date or the Delayed Draw Closing Date, as applicable, but such security interest(s) will be required to be perfected within 60 days after the Initial Closing Date or the Delayed Draw Closing Date, as applicable).

As used herein, “Initial Closing Date” shall mean the date of initial funding of the Credit Facilities, which shall be (i) in the case of the Patriot First Scenario, the date of the consummation of the Patriot Acquisition in accordance with the terms and conditions of the Patriot Acquisition Agreement, (ii) in the case of the Eagle First Scenario or the Eagle Standalone Scenario, the date of the consummation of the Eagle Acquisition in accordance with terms and conditions of the Eagle Acquisition Agreement.

As used herein, “Specified Representations” means the representations and warranties set forth in the Loan Documents, as applicable to the Borrower and the Guarantors, relating to incorporation or formation; organizational power and authority to enter into the Loan Documents, relating to the Credit Facilities; due authorization, execution, delivery and enforceability of such Loan Documents; solvency on a consolidated basis as of the Initial Closing Date or the Delayed Draw Closing Date, as applicable, after giving pro forma effect to the transactions occurring on the Initial Closing Date or Delayed Draw Closing Date, as applicable, and consistent with the solvency certificate in Exhibit 1 to Annex C hereto (in the case of the Patriot Acquisition) or Exhibit 1 to Annex D hereto (in the case of the Eagle Acquisition), as applicable; no conflicts of the Loan Documents with the charter documents; Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act; use of proceeds not violating FCPA, OFAC and other anti-terrorism laws; use of proceeds; and, subject to the limitations on perfection of security interests set forth in the preceding sentence, the creation, validity and perfection of the security interests granted in the proposed collateral.  This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions.”

3.                                      Syndication

The Lead Arrangers intend, and reserve the right, to syndicate the Credit Facilities to a group of banks, financial institutions and other institutional lenders identified by the Lead Arrangers in consultation with you and subject to your consent (such consent not to be unreasonably withheld or delayed) (collectively, the “Lenders”); provided that the Lead Arrangers agree not to syndicate to (i) direct competitors or parent companies or other affiliates (other than bona fide debt fund affiliates) of direct competitors of the Patriot Acquired Business or Eagle Acquired Business (in each case, as reasonably determined by you) separately identified by name in writing by you to the Lead Arrangers prior to the date hereof (collectively, “Competitors”), (ii) those particular banks, financial institutions and other institutional lenders and their respective parent companies or other affiliates, each as separately identified by name in writing by you to the Lead Arrangers prior to the date hereof (collectively, the “Disqualified Persons”) and (iii) any parent company or other affiliate of any Competitor or Disqualified Person clearly identifiable as such a parent company or other affiliate (other than affiliates that are bona fide debt fund affiliates) solely on the basis of its name (together with Competitors and Disqualified Persons, collectively, “Disqualified Institutions”); provided, further, that in each case the names of all Competitors and Disqualified Persons shall be made available to all Lenders.  Subject to the immediately preceding sentence, no Disqualified Institution may become a Lender or have any commitment or right (including a participation right in respect of any of the Credit Facilities) with respect to any loan or other extension of credit under the Credit Facilities without the written consent of the Borrower.  The Lead Arrangers will lead the syndication, including determining the timing of all offers to potential Lenders, any title of agent or similar designations or roles awarded to any Lender and the acceptance of commitments, the amounts offered and the compensation provided to each Lender from the amounts to be paid to the Lead Arrangers pursuant to the terms of this Commitment Letter and the Fee Letter, in each

6

case, in consultation with you.  You agree to use commercially reasonable efforts to ensure that the Lead Arrangers’ syndication efforts benefit from the existing lending relationships of the Borrower and, to the extent practical and appropriate and not in contravention of the (x) Patriot Acquisition Agreement, the Patriot Target and (y) the Eagle Acquisition Agreement, the Eagle Target, as applicable.  To facilitate an orderly and successful syndication of the Credit Facilities, you agree that, until the later of (A) the Initial Closing Date and (B) the earlier of (i) 60 days after the Initial Closing Date and (ii) a Successful Syndication (as defined in the Fee Letter) (such date, the “Syndication Date”), you will not, and you will use commercially reasonable efforts to ensure that each of the Patriot Target and the Eagle Acquired Business does not, syndicate or issue, announce or authorize the announcement of the syndication or issuance of any debt facility or any debt security of the Borrower or the Eagle Target, the Patriot Target, or any of their respective subsidiaries (it being agreed that (x) the Credit Facilities, (y) borrowings under any existing lines of credit in the ordinary course and (z) debt permitted pursuant to the Patriot Acquisition Agreement or Eagle Acquisition Agreement, as applicable, deferred purchase obligations, intercompany debt, capital leases, purchase money financings and equipment financings, in each case, incurred in the ordinary course of business (this clause (z), “Permitted Surviving Debt”) are, in each case, not restricted by the foregoing), unless reasonably agreed to in writing by the Lead Arrangers.  For the avoidance of doubt, nothing in this Section 3 shall entitle any Commitment Party to reduce its commitment under this Commitment Letter in the event the Lead Arrangers are unable to syndicate the Credit Facilities.  Notwithstanding the Lead Arrangers’ right to syndicate the Credit Facilities and receive commitments with respect thereto, unless otherwise agreed to by you or as otherwise set forth in this Commitment Letter, (x) the Commitment Parties shall not be relieved or released from their obligations hereunder (including the Commitment Parties’ obligation to fulfill their respective commitments on the Initial Closing Date and the Delayed Draw Closing Date) in connection with any syndication, assignment or participation in the Credit Facilities until immediately after the funding (or, if later, allocation, in the case of any portion of the Term Loan Facility that will be funded on the Delayed Draw Closing Date) of the Term Loan Facility and initial availability of the Revolving Commitments on the Initial Closing Date, (y) no assignment or novation shall become effective with respect to all or any portion of any Commitment Party’s commitments in respect of the Credit Facilities until immediately after the funding (or, if later, allocation, in the case of any portion of the Term Loan Facility that will be funded on the Delayed Draw Closing Date) of the Term Loan Facility and initial availability of the Revolving Commitments on the Initial Closing Date and (z) unless you and we agree in writing, the Lead Arrangers shall retain exclusive control over all rights and obligations with respect to the Credit Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until immediately after the funding (or, if later, allocation, in the case of any portion of the Term Loan Facility that will be funded on the Delayed Draw Closing Date) of the Term Loan Facility and initial availability of the Revolving Commitments on the Initial Closing Date.  Without limiting your obligations to assist with the syndication efforts as set forth herein, it is understood and agreed that the commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Credit Facilities and in no event shall the commencement or successful completion of the syndication of the Credit Facilities constitute a condition to the funding of the Term Loan Facility on either the Initial Closing Date or Delayed Draw Closing Date, as applicable, and initial availability of the Revolving Commitments on the Initial Closing Date.

You agree to cooperate with the Lead Arrangers, and agree to use commercially reasonable efforts, to the extent practical and appropriate and not in contravention of (x) the Patriot Acquisition Agreement, to cause the Patriot Target and (y) the Eagle Acquisition Agreement, to cause the Eagle Target, to cooperate with the Lead Arrangers, in connection with the syndication of the Credit Facilities, including, without limitation, (i) your assistance in the preparation of one or more customary information packages for the Credit Facilities regarding the business and operations of the Borrower and the Patriot Target and Eagle Target, as applicable (collectively, the “Confidential Information Memorandum”) including, without limitation, information relating to the transactions contemplated hereunder that is deemed reasonably

7

necessary by the Lead Arrangers to complete the syndication of the Credit Facilities, (ii) your delivery of customary financial projections of the Borrower, after giving effect to the applicable transactions contemplated hereunder, for use in the Confidential Information Memorandum, (iii) your using commercially reasonably efforts to obtain (or re-confirm, if applicable), prior to the commencement of the Patriot Marketing Period (as defined in Annex C hereto) or the Eagle Marketing Period (as defined in Annex D hereto), as applicable, (a) a public corporate family rating from Moody’s Investor Services, Inc. (“Moody’s”), (b) a public corporate credit rating from S&P Global Ratings (together with any successor thereto, “S&P”) and (c) a public credit rating for the Term Loan Facility from each of Moody’s and S&P (it being understood that in no event shall any specific rating be required nor shall obtaining any such rating be a condition to the Lead Arrangers’ commitments hereunder or the funding of the Term Loan Facility or availability of the Revolving Facility on the Initial Closing Date) and (iv) your presentation of one or more customary information packages for the Credit Facilities (collectively, the “Lender Presentation”) in meetings and other communications with prospective Lenders in connection with the syndication of the applicable Credit Facilities (including, without limitation, direct contact between senior management and representatives, with appropriate seniority and expertise, of the Borrower (and your using commercially reasonable efforts, to the extent practical and appropriate and not in contravention of the Patriot Acquisition Agreement and/or Eagle Acquisition Agreement, as applicable, to cause direct contact between senior management and representatives of the Patriot Target and Eagle Target, as applicable) with prospective Lenders and participation of such persons in meetings).  In connection with the preparation of any such Confidential Information Memorandum and Lender Presentation, you agree to provide the Lead Arrangers, upon request, with all customary information, documentation or materials reasonably requested to be delivered to the Lead Arrangers in connection therewith (collectively, the “Information”) (provided that you will not be required to provide any information to the extent the provision thereof would violate any applicable law, rule or regulation, or any confidentiality obligation binding upon, or waive any privilege that may be asserted by, you, the Patriot Target, the Eagle Target or any of your or their respective subsidiaries or affiliates) and acknowledge that the Lead Arrangers will be using and relying upon the Information without independent verification thereof.  You agree that Information regarding the Credit Facilities and Information provided by you or your representatives on your behalf to the Lead Arrangers in connection with the Credit Facilities (including, without limitation, the Confidential Information Memorandum, the Lender Presentation and draft, and execution copies of the Loan Documents) may be disseminated to potential Lenders and other persons through one or more internet sites (including an IntraLinks, SyndTrak or other electronic workspace (the “Platform”)) created for purposes of syndicating the Credit Facilities or otherwise, in accordance with the Lead Arrangers’ standard syndication practices, and you acknowledge that neither the Lead Arrangers nor any of their respective affiliates will be responsible or liable to you or any other person or entity for damages arising from the use by others of any Information or other materials obtained on the Platform, except to the extent such damages have resulted from the willful misconduct or gross negligence of such Lead Arranger or any of its affiliates or controlling persons or any of the officers, directors, employees, agents or members of any of the foregoing.

It is understood that in connection with your assistance described above, you will provide, and cause all other applicable persons to provide, customary authorization letters to the Lead Arrangers authorizing the distribution of the Information to prospective Lenders.  The Borrower acknowledges that certain of the Lenders may be “public side” Lenders (i.e. Lenders that do not wish to receive Private-Side Information (as defined below)) (each, a “Public Lender”).  At the reasonable request of the Lead Arrangers, the Borrower agrees to assist in the preparation of an additional version of the Confidential Information Memorandum and the Lender Presentation to be used by Public Lenders containing a representation that such Information does not contain Private-Side Information.  “Public-Side Information” means information that is either (x) of a type that would be made publicly available if the Borrower, the Patriot Target or Eagle Target, as applicable, or any of their respective subsidiaries were issuing securities pursuant to a public offering or (y) not material non-public information (for purposes of United States

8

federal and state securities laws); and “Private-Side Information” means any information that is not Public-Side Information.  In addition, the Borrower will clearly designate as Public-Side Information all Information provided to the Lead Arrangers by or on behalf of the Borrower, the Patriot Target or the Eagle Acquired Business which contains exclusively Public-Side Information.  The Borrower acknowledges and agrees that the following documents may be distributed to all Lenders (including Public Lenders): (a) drafts and final versions of the Loan Documents; (b) term sheets and notification of changes in the terms of the Credit Facilities and (c) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda).

With your consent (not to be unreasonably withheld), at the Commitment Parties’ own expense, the Commitment Parties may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as the Commitment Parties may choose, and circulate similar promotional materials, after the closing of the transactions in the form of a “tombstone”, “case study” or otherwise, containing information customarily included in such advertisements and materials, including (i) the names of the Borrower, the Patriot Target and the Eagle Target, (ii) the Commitment Parties and their affiliates’ titles and roles in connection with the transactions, and (iii) the amount and type of the Credit Facilities and closing date of such transactions.

4.                                      Information.

You represent and covenant that (i) all written factual Information (excluding financial projections, estimates, forecasts, forward-looking information and information of a general economic or industry-specific nature) provided directly or indirectly by you to the Commitment Parties in connection with the transactions contemplated hereunder, when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto) (it being understood that, with respect to the Patriot Acquired Business and the Eagle Acquired Business, such representations are made to your knowledge) and (ii) the financial projections that have been or will be made available to the Commitment Parties by or on behalf of you have been and will be prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time such financial projections are furnished to the Commitment Parties, it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material.  You agree that if at any time prior to the later of the Initial Closing Date and the Syndication Date you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and financial projections were being furnished, and such representations were being made, at such time, then you will promptly supplement, or, with respect to Information and financial projections with respect to the Patriot Acquired Business or Eagle Acquired Business, as applicable, subject to any limitation on your rights set forth in the Patriot Acquisition Agreement or Eagle Acquisition Agreement, as applicable, use your commercially reasonable efforts to cause to be supplemented, the Information and financial projections so that such representations will be correct in all material respects under those circumstances.  In arranging and syndicating the Credit Facilities, the Commitment Parties will be entitled to use and rely on the Information and the financial projections without responsibility for independent verification thereof.  We will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of you, any of your subsidiaries, the Patriot Acquired Business, the Eagle Acquired Business or any other party or to advise or opine on any related solvency issues.

9

5.                                      Indemnification and Related Matters.

In connection with arrangements such as this, it is our firm’s policy to receive indemnification.  You agree to the provisions with respect to our indemnity and other matters set forth in Annex A hereto, which is incorporated by reference into this Commitment Letter.

In addition, (x) if the Initial Closing Date occurs, you agree to reimburse us in accordance with paragraph 6 of Annex C hereto (in the Patriot First Scenario) or paragraph 6 of Annex D hereto (in the Eagle First Scenario or Eagle Standalone Scenario), as applicable, and (y) if the Delayed Draw Closing Date occurs, you agree to reimburse us in accordance with paragraph 6 of Annex C hereto (in the Eagle First Scenario) or paragraph 6 of Annex D hereto (in the Patriot First Scenario), as applicable, in each case for our reasonable and documented out-of-pocket expenses, including expenses associated with syndication of the Credit Facilities and the fees and disbursements of a single firm of counsel (and, if necessary, by a single firm of local counsel in each appropriate jurisdiction and one firm of special counsel in each appropriate specialty, taken as a whole) (and, in the case of an actual or potential conflict of interest, one additional conflicts counsel for the affected parties), arising in connection with any matter referred to in this Commitment Letter or the Fee Letter.

6.                                      Assignments.

This Commitment Letter may not be assigned by any party hereto (except, notwithstanding anything to the contrary, by a Commitment Party to (a) any of such Commitment Party’s affiliates as set forth below and (b) to Additional Arrangers and their affiliates who have committed to provide any portion of the commitments in accordance with the provisions set forth above) without the prior written consent of each other party hereto (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the Commitment Parties and the other parties hereto and, except as set forth in Annex A hereto, is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.  Any Commitment Party may assign its commitments and agreements hereunder, in whole or in part, to any of its affiliates; provided that any assignment by a Commitment Party to any such affiliate made prior to the initial funding (or, if later, allocation, in the case of any portion of the Term Loan Facility that will be funded on the Delayed Draw Closing Date) under the Credit Facilities will not relieve such Commitment Party of its obligations set forth herein to fund that portion of the commitments so assigned to the extent such assignee fails to fund the portion of the commitment assigned to it on the Initial Closing Date or Delayed Draw Closing Date, as applicable, notwithstanding the satisfaction of the conditions of such funding set forth herein.  Other than any joinder documentation entered into in connection with an appointment of an Additional Arranger in accordance with the relevant provisions set forth above, none of this Commitment Letter or the Fee Letter may be amended or any term or provision hereof or thereof waived or otherwise modified except by an instrument in writing signed by each of the parties hereto or thereto, as applicable, and any term or provision hereof or thereof may be amended or waived only by a written agreement executed and delivered by all parties hereto or thereto.

7.                                      Confidentiality.

Please note that this Commitment Letter and the Fee Letter and any written communications provided by, or oral discussions with, the Commitment Parties in connection with this arrangement are exclusively for your information and may not be disclosed by you to any third party or circulated or referred to publicly without the prior written consent of the Commitment Parties except, after providing written notice to the Commitment Parties to the extent you are permitted to do so under applicable law, pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative or legislative body or committee; provided that the Commitment Parties hereby consent to your disclosure of (i) this

10

Commitment Letter, the Fee Letter, and such communications and discussions to the Crestview Partners II, L.P., Reverence Capital Partners and their respective related funds (collectively, the “Sponsor”) and your and their respective officers, directors, employees, affiliates, controlling persons, members, partners, attorneys, accountants, representatives, agents and advisors who are directly involved in the consideration of the Credit Facilities and who have been informed by you of the confidential nature of such advice and this Commitment Letter and the Fee Letter and who have agreed to treat such information confidentially, (ii) this Commitment Letter, the Fee Letter or the information contained herein or therein to the Patriot Acquired Business, the Eagle Acquired Business, the Patriot Sellers and the Eagle Seller to the extent you notify such persons of their obligations to keep such material confidential, and to the Patriot Acquired Business’s, the Eagle Acquired Business’s, the Patriot Sellers’ and the Eagle Seller’s respective officers, directors, employees, affiliates, controlling persons, members, partners, attorneys, accountants, representatives, agents and advisors who are directly involved in the consideration of the Credit Facilities to the extent such persons agree to hold the same in confidence (provided that any such disclosure of the Fee Letter or its terms or substance shall be redacted in a manner reasonably satisfactory to the Commitment Parties, including with respect to the amounts, percentages and basis points of fees, including in the “flex” provisions set forth therein), (iii) this Commitment Letter and the Fee Letter in any legal, judicial or administrative proceeding or as otherwise required by law, court order, order of any administrative agency, regulation or any compulsory legal process or as requested by a governmental or regulatory authority (in which case you agree, to the extent practicable and permitted by law, to inform us promptly of such disclosure in such proceeding or process) or to the extent necessary in connection with the exercise of any remedy or enforcement of any rights hereunder or under the Fee Letter, (iv) following the Initial Closing Date, the existence of this Commitment Letter and information about the Credit Facilities to market data collectors, similar services providers to the lending industry, and service providers to the Commitment Parties and the Lenders in connection with the administration and management of the Credit Facilities, (v) the information contained in the Term Sheet to potential and prospective Lenders, participants and any direct or indirect contractual counterparties to any swap or derivative transaction relating to the Borrower, any Guarantor or their respective obligations under the Credit Facilities, in each case, who are advised of the confidential nature of such information and Moody’s and S&P; provided that such information is supplied only on a confidential basis after consultation with the Commitment Parties, (vi) the aggregate fee amount contained in the Fee Letter as part of financial projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the transactions contemplated hereby to the extent customary or required in offering and marketing materials (including any prospectus or offering memorandum) for the Credit Facilities or in any public or regulatory filing related to the transactions contemplated hereby or (vii) this Commitment Letter in any proxy statement or other public or regulatory filing in connection with the transactions contemplated hereby or as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission in connection with any filings with the Securities and Exchange Commission.  The obligations under this paragraph with respect to this Commitment Letter (but not the Fee Letter) shall terminate on the earlier of (x) to the extent covered thereby, the execution and delivery of the Loan Documents and (y) the first anniversary of the date of this Commitment Letter.

Each Commitment Party agrees that it will treat as confidential, and use only for purposes of the transactions contemplated hereby, all information provided to it hereunder by or on behalf of you, the Patriot Target, the Eagle Target or any of your or their respective subsidiaries or affiliates; provided, however, that nothing herein will prevent the Commitment Parties or any of the Commitment Parties’ respective affiliates from disclosing, or using, any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such person agrees to inform you promptly thereof to the extent not prohibited by law), (b) upon the request or demand of any regulatory authority purporting to have jurisdiction over such person or any of its affiliates (in which case, other than in the case of regulatory examinations, such person agrees to inform you promptly thereof to the extent not

11

prohibited by law), (c) to the extent that such information is publicly available or becomes publicly available other than by reason of disclosure by such Commitment Party or any of the persons described in clause (d) of this sentence in breach of this Commitment Letter, (d) to such person’s affiliates and their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other experts or agents who need to know such information and on a confidential basis, (e) to potential and prospective Lenders, participants and any direct or indirect contractual counterparties to any swap or derivative transaction relating to the Borrower, any Guarantor or their respective obligations under the Credit Facilities, in each case, who are advised of the confidential nature of such information, (f) to Moody’s and S&P and other rating agencies or to market data collectors as determined by the Commitment Parties; provided that such information is limited to the Term Sheet and is supplied only on a confidential basis, (g) received by such person on a non-confidential basis from a source (other than you, the Sponsor, Patriot Acquired Business, the Eagle Acquired Business or any of your or their affiliates, advisors, members, directors, employees, agents or other representatives) not known by such person to be prohibited from disclosing such information to such person by a legal, contractual or fiduciary obligation, (h) to the extent that such information was already in such Commitment Party’s possession or is independently developed by such Commitment Party, without use of information otherwise subject hereto or (i) for purposes of establishing a “due diligence” defense; provided that (x) the disclosure of any such information to any potential or prospective Lenders or participants referred to in clause (e) above shall be made subject to the acknowledgment and acceptance by such prospective Lender or participant that such information is being disseminated on a confidential basis (on substantially similar terms set forth in this paragraph or as is otherwise reasonably acceptable to you and the Commitment Parties, including, without limitation, as agreed in any marketing materials) in accordance with the standard syndication processes of the Lead Arrangers or in respect of marketing materials and related written materials distributed through the Platform, shall in any event require “click through” or other affirmative actions on the part of the recipient to access such information and (y) no such disclosure shall be made by the Commitment Parties to any Disqualified Institution (after designation as such in accordance with the terms hereof).  Each Commitment Party’s obligations under this provision shall remain in effect until the earlier of (i) one year from the date hereof and (ii) the date the definitive Loan Documents are entered into by such Commitment Party, at which time any confidentiality undertaking in the definitive Loan Documents shall supersede this provision.

8.                                      Absence of Fiduciary Relationship; Affiliates; Etc.

As you know, each Commitment Party (together with their respective affiliates, the “Investment Banks”) is a full service financial institution engaged, either directly or through its affiliates, in a broad array of activities, including commercial and investment banking, financial advisory, market making and trading, investment management (both public and private investing), investment research, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage and other financial and non-financial activities and services globally.  In the ordinary course of its various business activities, each Investment Bank, and funds or other entities in which each Investment Bank invests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for its own account and for the accounts of its customers.  In addition, each Investment Bank may at any time communicate independent recommendations and/or publish or express independent research views in respect of such assets, securities or instruments.  Any of the aforementioned activities may involve or relate to assets, securities and/or instruments of the Borrower, the Patriot Acquired Business, the Eagle Acquired Business and/or other entities and persons which may (i) be involved in transactions arising from or relating to the arrangement contemplated by this Commitment Letter or (ii) have other relationships with you, the Patriot Acquired Business, the Eagle Acquired Business or your or its affiliates.  In addition, each Investment Bank may provide investment banking, commercial banking, underwriting and financial advisory services to such other entities and

12

persons.  The arrangement contemplated by this Commitment Letter may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph, and employees working on the financing contemplated hereby may have been involved in originating certain of such investments and those employees may receive credit internally therefor.  Although an Investment Bank in the course of such other activities and relationships may acquire information about the transaction contemplated by this Commitment Letter or other entities and persons which may be the subject of the financing contemplated by this Commitment Letter, no Investment Bank shall have any obligation to disclose such information, or the fact that such Investment Bank is in possession of such information, to you or to use such information on your behalf.

Consistent with the Investment Banks’ policies to hold in confidence the affairs of its customers, no Investment Bank will furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter to any of its other customers.  Furthermore, you acknowledge that no Investment Bank or any of their respective affiliates has an obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained or that may be obtained by it from any other person.

The Investment Banks may have economic interests that conflict with those of the Borrower, the Patriot Acquired Business, the Eagle Acquired Business, your or their equity holders and/or your or their affiliates.  You agree that each Investment Bank will act under this Commitment Letter as an independent contractor and that nothing in this Commitment Letter, Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Investment Bank, on the one hand, and you, your equity holders or your affiliates, on the other hand.  You acknowledge and agree that the transactions contemplated by this Commitment Letter and the Fee Letter (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between such Investment Bank, on the one hand, and you, on the other, and in connection therewith and with the process leading thereto, (i) no Investment Bank has assumed an advisory or fiduciary responsibility in favor of you, your equity holders or your affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Investment Bank has advised, is currently advising or will advise you, your equity holders or your affiliates on other matters) or any other obligation to you except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (ii) each Investment Bank is acting solely as a principal and not as an agent or fiduciary of the Borrower, your management, equity holders, affiliates, creditors or any other person.  The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Investment Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transactions or the process leading thereto; provided, however, that each of the parties hereto acknowledges that Barclays (and/or one or more of its applicable affiliates) has been retained by the Borrower as financial advisor (in such capacity, the “Buy-Side Financial Advisor”) in connection with the Eagle Acquisition.  Each of the parties hereto agrees to such retention, and further agrees not to assert any claim it might allege based on any actual or potential conflict of interest that might be asserted to arise or result from the engagement of any Buy-Side Financial Advisor, on the one hand, and our and our affiliates’ relationships with you as described and referred to herein, on the other hand.  In addition, each Commitment Party may employ the services of its affiliates in providing services and/or performing its or their obligations hereunder and may exchange with such affiliates information concerning you, your affiliates, the Patriot Acquired Business, the Eagle Acquired Business and other companies that may be the subject of this arrangement, and such affiliates of such Commitment Party will be entitled to the benefits afforded to such Commitment Party hereunder.

13

In addition, please note that the Investment Banks do not provide accounting, tax or legal advice.

9.                                      Miscellaneous.

The commitments and agreements hereunder with respect to the Patriot Credit Facilities will terminate upon the first to occur of (a) the occurrence of the Initial Closing Date (in the Patriot First Scenario) or the Delayed Draw Closing Date (in the Eagle First Scenario), (b) the date of termination of the Patriot Acquisition Agreement in accordance with its terms or otherwise with your written consent, (c) the date of funding of the Incremental Victory Term Loan Facility, and (d) June 23, 2019, in each case, unless the closing of the Patriot Credit Facilities, on the terms and subject to the conditions contained herein, has been consummated on or before such date (such date, the “Patriot Termination Date”).

The commitments and agreements hereunder with respect to the Eagle Credit Facilities will terminate upon the first to occur of (a) the occurrence of the Initial Closing Date (in the Eagle First Scenario or the Eagle Standalone Scenario, as applicable) or the Delayed Draw Closing Date (in the Patriot First Scenario), (b) the date of termination of the Eagle Acquisition Agreement in accordance with its terms or otherwise with your written consent, and (c) August 9, 2019, in each case, unless the closing of the Eagle Credit Facilities, on the terms and subject to the conditions contained herein, has been consummated on or before such date (such date, the “Eagle Termination Date”).

You may terminate this Commitment Letter and our commitments hereunder at any time without penalty or obligation, subject to the provisions of the immediately succeeding paragraph.

The provisions set forth under Sections 3, 4, 5 (including Annex A hereto), 7 (limited to the first paragraph thereof) and 8 hereof and this Section 9 (other than any provision therein that expressly terminates upon execution of the definitive Loan Documents) and the provisions of the Fee Letter will remain in full force and effect regardless of whether definitive Loan Documents are executed and delivered.  The provisions set forth in the Fee Letter and under Sections 5 (including Annex A hereto) and 7 and 8 hereof and this Section 9 will remain in full force and effect notwithstanding the expiration or termination of this Commitment Letter or the Commitment Parties’ commitments and agreements hereunder. Notwithstanding the previous two sentences, if definitive Loan Documents are executed and delivered, the provisions of Section 5 (including Annex A hereto), and the second paragraph of Section 7 shall be superseded to the extent covered by the corresponding provisions of the Loan Documents and shall no longer be of any further force or effect.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate promptly in good faith the Loan Documents by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitments provided hereunder are subject only to the satisfaction (or waiver by the Lead Arrangers) of (i) in the case of the Patriot Credit Facilities, the conditions precedent expressly set forth in Annex C hereto, and (ii) in the case of the Eagle Credit Facilities, the conditions precedent expressly set forth in Annex D hereto.  Reasonably promptly after the execution of this Commitment Letter, the parties hereto shall proceed with the negotiation of the Loan Documents for the purpose of executing and delivering the Loan Documents no later than the Initial Closing Date.

Each party hereto, for itself and its affiliates, agrees that any suit or proceeding arising in respect of this Commitment Letter or the Commitment Parties’ commitments or agreements hereunder or under the Fee Letter will be tried exclusively in any Federal court of the United States of America sitting in the Borough of Manhattan or in any state court located in the City and County of New York, and each party hereto hereby submits to the exclusive jurisdiction of, and to venue in, such

14

court.  Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either the Commitment Parties’ commitments or agreements or any matter referred to in this Commitment Letter or the Fee Letter is hereby waived by the parties hereto.  Each party hereto, for itself and its affiliates, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.  This Commitment Letter and the Fee Letter will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

The Commitment Parties hereby notify the Sponsor, the Borrower, the Patriot Target and the Eagle Acquired Business that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) the Commitment Parties and each Lender may be required to obtain, verify and record information that identifies the Sponsor, the Borrower and each of the Guarantors, which information includes the name and address of the Borrower and each of the Guarantors and other information that will allow the Commitment Parties and each Lender to identify the Sponsor, the Borrower and each of the Guarantors in accordance with the Patriot Act (and which information shall include, for the avoidance of doubt, information regarding beneficial ownership with respect to the Borrower as required by 31 C.F.R. § 1010.230).  This notice is given in accordance with the requirements of the Patriot Act and is effective for the Commitment Parties and each Lender.

This Commitment Letter may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or electronic transmission (in pdf format) will be effective as delivery of a manually executed counterpart hereof.  This Commitment Letter and the Fee Letter are the only agreements that have been entered into among the parties hereto with respect the Credit Facilities and set forth the entire understanding of the parties with respect thereto and supersede any prior written or oral agreements among the parties hereto with respect to the Credit Facilities.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to the Commitment Parties the enclosed copy of this Commitment Letter, together, if not previously executed and delivered, with the Fee Letter before 11:59 p.m. New York City time on November 6, 2018, whereupon this Commitment Letter and the Fee Letter will become binding agreements between you and the Commitment Parties.  If this Commitment Letter and the Fee Letter have not been signed and returned as described in the preceding sentence by such date, this offer will terminate on such date.  We look forward to working with you on this transaction.

[Remainder of page intentionally left blank]

15

Very truly yours,

BARCLAYS BANK PLC

By:	/ s / Jeremy Hazan
Name: Jeremy Hazan
Title: Managing Director

[Signature Page to Project Eagle/Patriot Commitment Letter]

ROYAL BANK OF CANADA

By:	/ s / James S. Wolfe
Name: James S. Wolfe
Title: Managing Director
Head of Global Leveraged Finance

[Signature Page to Project Eagle/Patriot Commitment Letter]

ACCEPTED AND AGREED AS OF
THE DATE FIRST WRITTEN ABOVE:

VICTORY CAPITAL HOLDINGS, INC.

By:	/ s / Terence F. Sullivan
Name: Terence F. Sullivan
Title: Chief Financial Officer

[Signature Page to Project Eagle/Patriot Commitment Letter]

Annex A

You agree to indemnify and hold harmless each of the Commitment Parties and their respective affiliates (including, without limitation, controlling persons) and each director, officer, employee, advisor, agent, affiliate, successor, partner, representative and assign of each of the forgoing (each an “Indemnified Person”) from and against any and all actions, suits, investigation, inquiry, claims, losses, damages, liabilities, expenses or proceedings of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from the Commitment Letter, the Fee Letter, the Credit Facilities, the use of proceeds thereof, the Patriot Acquisition, the Eagle Acquisition or the other transactions contemplated thereby (regardless of whether any such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or otherwise) (any of the foregoing, a “Proceeding”), and you agree to reimburse each Indemnified Person upon demand for any legal or other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending, preparing to defend or participating in any such Proceeding; provided, however, that no Indemnified Person will be indemnified for any such cost, expense or liability (i) to the extent determined by a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, agents or members of any of the foregoing, (ii) arising from a material breach of the obligations of such Indemnified Person under this Commitment Letter to the extent determined by a final, nonappealable judgment of a court of competent jurisdiction or (iii) arising out of or in connection with any Proceeding that does not involve an act or omission of yours or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person (other than any claims against any Commitment Party in its capacity or in fulfilling its role as an agent or arranger or any similar role under the Credit Facilities unless such claims arise from the gross negligence, bad faith or willful misconduct of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  In the case of any Proceeding to which the indemnity in this paragraph applies (excluding for the avoidance of doubt any Proceeding in which any of the foregoing clauses (i) — (iii) applies), such indemnity and reimbursement obligations shall be effective, whether or not such Proceeding is brought by you, the Borrower, Sponsor, the Patriot Target, the Eagle Acquired Business, any of your or their respective securityholders or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not any aspect of the Commitment Letter, the Fee Letter, the Credit Facilities, the Patriot Acquisition, the Eagle Acquisition or the other transactions contemplated thereby is consummated.  Notwithstanding any other provision of the Commitment Letter, (i) no Indemnified Person shall be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission, except to the extent such damages have resulted from the willful misconduct or gross negligence of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, agents or members of any of the foregoing and (ii) no Indemnified Person shall have any liability for any special, indirect, consequential or punitive damages in connection with or as a result of this Commitment Letter or the Fee Letter or the transactions contemplated hereby or thereby.

You shall not be liable for any settlement of any Proceedings effected without your written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final judgment in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the preceding paragraph.

1

You will not, without the prior written consent of the relevant Indemnified Person, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder by such Indemnified Person (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of such Indemnified Person from all claims that are the subject matter of such Proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such Indemnified Person.

The provisions of this Annex A will survive any termination or completion of the arrangement provided by the Commitment Letter and the Fee Letter.

2

Annex B

Project Patriot/Eagle

Summary of Credit Facilities

$1,395 million Term Loan Facility

$100 million Revolving Facility

This Summary (this “Term Sheet”) outlines certain terms of the Credit Facilities referred to in the Commitment Letter, of which this Annex B is a part.  Certain capitalized terms used in this Term Sheet are defined in the Commitment Letter.

Borrower:	Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”).

Guarantors:

Subject to customary exceptions set forth consistent with the Documentation Principles, all obligations of the Borrower under the Credit Facilities (as defined below) and, at the Borrower’s option, hedging obligations and cash management obligations, in each case entered into with the Administrative Agent, a Lender or an affiliate of the foregoing (or with the Administrative Agent, a Lender or an affiliate of the foregoing at the time such agreement was entered into) will be unconditionally guaranteed jointly and severally on a senior secured basis (the “Guarantees”) by each existing and subsequently acquired or organized direct or indirect wholly-owned restricted U.S. subsidiary of the Borrower (the “Guarantors” and, together with the Borrower, the “Loan Parties”).

Purpose/Use of Proceeds:	The Revolving Facility will be used from (in an amount to be agreed) and after the Initial Closing Date for working capital and general corporate purposes of the Borrower and its subsidiaries.

The Patriot Term Loan Facility will be used either on the Initial Closing Date (in the Patriot First Scenario) or the Delayed Draw Closing Date (in the Eagle First Scenario) to consummate the Patriot Transactions.

The Eagle Term Loan Facility will be used either on the Initial Closing Date (in the Eagle First Scenario or the Eagle Standalone Scenario) or the Delayed Draw Closing Date (in the Patriot First Scenario) to consummate the Eagle Transactions or the Eagle Standalone Transactions, as applicable.

Joint Lead Arrangers and Joint Bookrunners:

Barclays Bank PLC (“Barclays”), RBC Capital Markets (“RBCCM”) and any Additional Arranger appointed pursuant to the terms of the Commitment Letter, each in its capacity as lead arranger and bookrunner (in such capacity, each a “Lead Arranger” and collectively the “Lead Arrangers”).

Syndication Agent:	Barclays, in its capacity as syndication agent.

Administrative Agent:	Barclays (in such capacity, the “Administrative Agent”).

Lenders:

Barclays, Royal Bank of Canada (“Royal Bank”) and any Additional Arrangers appointed pursuant to the terms of the Commitment Letter or their respective affiliates who commit to provide any portion of the commitments in respect of the Credit Facilities and/or other financial institutions (in each case excluding Disqualified Institutions) selected by the Lead Arrangers, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) (in such capacity, each a “Lender” and collectively the “Lenders”).

Revolving Facility:

A senior secured first lien revolving credit facility in an aggregate principal amount of $100 million (the “Revolving Facility”). Lenders with commitments under the Revolving Facility are collectively referred to herein as the “Revolving Lenders”. The commitments in respect of the Revolving Facility are referred to herein as “Revolving Commitments” and the loans thereunder are referred to herein as “Revolving Loans”.

Revolving Loans will be available to the Borrower in U.S. dollars.

Term Loan Facility:

A senior secured first lien term loan credit facility in an aggregate principal amount of $1,395 million consisting of (a) a senior secured term loan facility (the “Patriot Term Loan Facility” and the loans thereunder, the “Patriot Term Loans”) in an aggregate amount equal to the sum of (i) $265 million (in the Eagle Standalone Scenario, the “Patriot Term Loan Refinancing Amount”), plus (ii) in the Patriot First Scenario, $280 million (the “Victory Term Loan Refinancing Amount”) and (b) a senior secured term loan facility (the “Eagle Term Loan Facility” and the loans thereunder, the “Eagle Term Loans”) in an aggregate amount of (i) $850 million, plus (ii) in the Eagle First Scenario or Eagle Standalone Scenario, the Victory Term Loan Refinancing Amount plus (iii) in the Eagle Standalone Scenario, without duplication of any amounts committed to the Patriot Term Loan Facility, the Patriot Term Loan Refinancing Amount.

The Patriot Term Loan Facility and the Eagle Term Loan Facility are collectively referred to herein as the “Term Loan Facility” and the Patriot Term Loans and the Eagle Term Loans are collectively referred to herein as the “Term Loans”. Lenders with commitments under the Term Loan Facility are collectively referred to herein as the “Term Lenders”. Notwithstanding the foregoing, (x) in the Patriot First Scenario, the Eagle Term Loan Facility will be structured as delayed draw term loans, and (y) in the Eagle First Scenario, the Patriot Term Loan Facility will be structured as delayed draw term loans, which, in each case, shall be identical to the Term Loans funded on the Initial Closing Date for all purposes under the Loan Documents (and the Administrative Agent shall be permitted to treat such delayed draw term loans and the Term Loans funded on the Initial Closing Date as a single, fungible tranche of Term Loans). The date on which such delayed draw term loans are funded, which shall occur on or prior to the Delayed Draw Termination Date (as defined below), is referred to herein as the “Delayed Draw Closing Date”. For the avoidance of doubt, there will be no delayed draw term loans in the Eagle Standalone Scenario. As used herein, “Delayed Draw Termination Date” shall mean, as applicable, (1) in the Patriot First Scenario, the Eagle Termination Date or (2) in the Eagle First Scenario, the Patriot Termination Date.

As used in this Term Sheet, (A) the term “Credit Facilities” shall mean the Revolving Facility, the Patriot Term Loan Facility and the Eagle Term Loan Facility, collectively, (B) the term “Patriot Credit Facilities” shall mean (1) in the Eagle First Scenario, the Patriot Term Loan Facility, or (2) in the Patriot First Scenario, the Patriot Term Loan Facility and the Revolving Facility, collectively, and (C) the term “Eagle Credit Facilities” shall mean (1) in the Patriot First Scenario, the Eagle Term Loan Facility, or (2) in the Eagle First Scenario or the Eagle Standalone Scenario, the Eagle Term Loan Facility and the Revolving Facility, collectively.

Swingline Facility:

The Administrative Agent or another Revolving Lender approved by the Administrative Agent and the Borrower (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings in U.S. dollars (in minimum amounts to be agreed upon and integral multiples to be agreed upon) in an aggregate principal amount of up to an amount to be agreed. Except for purposes of calculating the commitment fee described below, any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis. The Revolving Lenders will be unconditionally obligated to purchase participations in any swingline loan pro rata based upon their commitments under the Revolving Facility. To the extent that any Revolving Lender is in default of its obligations in respect of the Revolving Facility and such Lender’s swingline exposure is not reallocated to the applicable non-defaulting Revolving Lenders in accordance with customary reallocation provisions, the Swingline Lender may require the Borrower to prepay swingline loans in such amount that eliminates such exposure and will have no obligation to make new swingline loans to the extent such swingline loans would exceed the unused commitments of non-defaulting Revolving Lenders.

Letters of Credit:

Up to an aggregate principal amount to be agreed of the Revolving Facility will be available to the Borrower in the form of letters of credit (each, a “Letter of Credit”). Letters of Credit under the Revolving Facility will be issued by the Revolving Lenders as of the Initial Closing Date (in such capacity, the “Issuing Bank”). Each Letter of Credit will be denominated in U.S. dollars and will expire not later than the earlier of (a) twelve months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility; provided, however, that any Letter of Credit may provide for renewal thereof for additional periods of up to twelve months on customary terms (which in no event shall extend beyond the date referred to in clause (b) above). Drawings under any Letter of Credit shall be reimbursed (whether with its own funds or with the proceeds of Revolving Loans, if otherwise available) by the Borrower within one business day. The Revolving Lenders will be irrevocably and unconditionally obligated to acquire participations in each Letter of Credit, pro rata in accordance with their commitments under the Revolving Facility, and to fund such participations in the event the Borrower does not reimburse the Issuing Bank for drawings within one business day. To the extent that any Revolving Lender is in default of its obligations in respect of the Revolving Facility and such Revolving Lender’s Letter of Credit exposure is not reallocated to the applicable non-defaulting Lenders in accordance with customary reallocation provisions, the Issuing Bank may require the Borrower to cash collateralize the pro rata participation of such Revolving Lender in respect of each applicable outstanding Letter of Credit. In no event will Barclays or Royal Bank be required to issue Letters of Credit other than standby Letters of Credit.

Incremental Facilities:

Consistent with the Documentation Principles, which shall permit the Borrower to (a) add one or more incremental term loan facilities to the Term Loan Facility (each, an “Incremental Term Facility”) and/or increase commitments under the Term Loan Facility (any such increase, an “Incremental Term Increase”) and/or (b) add one or more revolving credit facilities (each, an “Incremental Revolving Facility”) and/or increase commitments under the Revolving Facility (any such increase, an “Incremental Revolving Increase” and, together with each Incremental Term Facility, each Incremental Term Increase and each Incremental Revolving Facility, collectively, the “Incremental Facilities”) in minimum amounts to be agreed and in an aggregate total principal amount not to exceed (i) the greater of (x) $197.0 (or in the Eagle Standalone Scenario or upon the Delayed Draw Closing Date in the Patriot First Scenario, $424.0 million) and (y) 100% of Consolidated EBITDA (to be defined in a manner reasonably and mutually agreed and subject to the Documentation Principles, but in any event to include customary add-backs and, without limitation and/or duplication, cost savings, operating expense reductions and synergies (the “Synergy-Related Adjustments”) that are reasonably expected to be realized from actions that have been taken, or are projected to be taken, within 24 months after the consummation of the specified transaction), for all such Incremental Facilities (the “Fixed Incremental Amount”), plus (ii) all voluntary prepayments of the Term Loan Facility, any Incremental Equivalent/Ratio Debt (as defined below) or any Refinancing Debt (as defined below) and all voluntary reductions of the Revolving Commitments prior to the date of any such incurrence (in each case except (x) for prepayments in connection with a refinancing of such indebtedness and (y) in the case of prepayments of Incremental Facilities or Incremental Equivalent/Ratio Debt, only to the extent such indebtedness was originally incurred pursuant to clause (i) above) (the “Growth Available Incremental Amount”); provided that no Incremental Facility incurred in reliance on the Growth Available Incremental Amount shall be secured on a greater priority basis than that by which the indebtedness so repaid and underlying such portion of the Growth Available Incremental Amount so utilized was secured, if at all, plus (iii) an additional amount so long as after giving pro forma effect to the incurrence of any such Incremental Facility (assuming the full amount thereof is drawn and after giving effect to any acquisition consummated or dividend or distribution made in connection therewith and with all other appropriate pro forma adjustments (but excluding the cash proceeds of any incremental facilities and other exclusions to be agreed)), the Borrower shall be in pro forma compliance with (I) if such debt is unsecured or secured solely by assets that do not constitute Collateral (as defined below), a Total Net Leverage Ratio (to be defined in a manner reasonably and mutually agreed and subject to the Documentation Principles) not to exceed 4.50:1.00 (or, if such indebtedness is incurred in connection with a Permitted Acquisition (to be defined in a manner reasonably and mutually agreed and subject to the Documentation Principles) or Permitted Investment (to be defined in a manner reasonably and mutually agreed and subject to the Documentation Principles), a Total Net Leverage Ratio not to exceed the Total Net Leverage Ratio immediately prior to such Permitted Acquisition or Permitted Investment), (II) if such debt is secured by liens on the Collateral on a junior basis to the Term Loan Facility, a Secured Net Leverage Ratio (to be defined in a manner reasonably and mutually agreed and subject to the Documentation Principles) not to exceed 4.50:1.00 (or, if such indebtedness is incurred in connection with a Permitted Acquisition or Permitted Investment, a Secured Net Leverage Ratio not to exceed the Secured Net Leverage Ratio immediately prior to such Permitted Acquisition or Permitted Investment, and (III) if such debt is secured by liens on the Collateral that are pari passu with the liens securing the Credit Facilities, a First Lien Net Leverage Ratio (to be defined in a manner to be reasonably and mutually agreed and subject to the Documentation Principles) not to exceed the First Lien Net Leverage Ratio as of the Initial Closing Date (which, upon the Delayed Draw Termination Date, such First Lien Net Leverage Ratio shall be automatically readjusted to be the First Lien Net Leverage Ratio as of the Delayed Draw Termination Date (without giving effect to the prior repayment of any portion of the Term Loans funded on the Initial Closing Date)) (or, if such indebtedness is incurred in connection with a Permitted Acquisition or Permitted Investment, a First Lien Net Leverage Ratio not to exceed the First Lien Net Leverage Ratio immediately prior to such Permitted Acquisition or Permitted Investment) the sum of the foregoing clauses (i), (ii) and (iii), the “Available Incremental Amount”).

Access to the incremental facilities shall be subject to usual and customary conditions consistent with the Documentation Principles, including a 50 basis point “most favored nations” provision for the first twelve months following the Initial Closing Date (the “MFN Provision”), subject to customary carveouts to the MFN Provision be agreed, and providing for the ability to make “Limited Condition” acquisitions.

Incremental Equivalent Debt/ Ratio Debt:

Usual and customary for facilities and transactions of this type and consistent with the Documentation Principles, the Borrower will be permitted to incur additional indebtedness in the form of pari passu secured, junior secured or unsecured loans or debt securities in an amount not to exceed the Available Incremental Amount and subject to usual and customary conditions consistent with the Documentation Principles (such debt, “Incremental Equivalent/Ratio Debt”).

Refinancing Facilities:	Usual and customary for facilities and transactions of this type and consistent with the Documentation Principles (the debt incurred under such facilities, “Refinancing Debt”).

Availability:

The Patriot Term Loan Facility will be available in U.S. dollars in a single drawing concurrently with the consummation of the Patriot Acquisition on (a) in the Patriot First Scenario, the Initial Closing Date, or (b) in the Eagle First Scenario, the Delayed Draw Closing Date.

The Eagle Term Loan Facility will be available in U.S. dollars in a single drawing concurrently with the consummation of the Eagle Acquisition on (a) in the Eagle First Scenario or the Eagle Standalone Scenario, the Initial Closing Date, or (b) in the Patriot First Scenario, the Delayed Draw Closing Date. Amounts repaid or prepaid under the Term Loan Facility may not be reborrowed.

Loans under the Revolving Facility will be available (i) on the Initial Closing Date in an amount to be agreed and (ii) after the Initial Closing Date and at any time prior to the final maturity of the Revolving Facility, in each case, in minimum principal amounts to be agreed upon. Amounts prepaid under the Revolving Facility may be reborrowed.

Maturity and Amortization:

The Term Loan Facility will mature on the seventh anniversary of the Initial Closing Date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount of the Term Loan Facility during each year of the Term Loan Facility (or as otherwise required for the Eagle Term Loan Facility (in the Patriot First Scenario) or the Patriot Term Loan Facility (in the Eagle First Scenario) to be added to the same class as the Term Loans funded on the Initial Closing Date), commencing with the last day of the first fiscal quarter ending after the Delayed Draw Closing Date (or, if the Delayed Draw Closing Date has not occurred by the Delayed Draw Termination Date, on the last day of the first fiscal quarter ending after the Delayed Draw Termination Date) with a final balloon payment equal to the balance of the original principal amount of the Term Loan Facility payable at maturity.

The funding of the Patriot Term Loan Facility (in the Eagle First Scenario) or the Eagle Term Loan Facility (in the Patriot First Scenario) shall be effected as an increase in the Term Loans and shall be subject to all terms applicable thereto and fungible with the Term Loans for U.S. federal tax purposes. All commitments in respect of the Patriot Term Loan Facility (in the Eagle First Scenario) or the Eagle Term Loan Facility (in the Patriot First Scenario) shall be deemed to be fully funded in connection with the determination of compliance with any incurrence tests after the Initial Closing Date unless and until such commitments have terminated.

The Revolving Facility will mature, and all Revolving Commitments will terminate, on the fifth anniversary of the Initial Closing Date.

The Credit Facilities will contain customary provisions permitting the Borrower to extend the maturities of each of the Term Loan Facility and the Revolving Facility with the consent only of those Lenders whose maturities are being extended and without the consent of any other Lender.

Interest Rate:	The Term Loans will bear interest, at the Borrower’s option, as follows:

(a) at the Alternate Base Rate plus 2.50% per annum; or

(b) at the Adjusted LIBO Rate plus 3.50% per annum; in each case, with one 25 basis point step-down at a leverage ratio to be agreed.

The Revolving Loans will bear interest, at the Borrower’s option, as follows:

(a) at the Alternate Base Rate plus 2.50% per annum; or

(b) at the Adjusted LIBO Rate plus 3.50% per annum; in each case, with two 25 basis point step-downs at leverage ratios to be agreed.

As used herein, the terms “Alternate Base Rate” and “Adjusted LIBO Rate” are to be defined in a manner to be agreed reflecting the agency requirements of the Administrative Agent, and the basis for calculating accrued interest and the interest periods for loans bearing interest at Adjusted LIBO Rate will be subject to a Adjusted LIBO Rate “floor” of 0.00% for each of the Term Loan Facility and the Revolving Facility.

Commitment Fees:

The Borrower shall pay to the Revolving Lenders (other than defaulting Revolving Lenders) a commitment fee calculated at a rate per annum equal to 0.50% (with two 12.5 basis point step-downs based on leverage ratios to be agreed) on the average daily unused portion of the Revolving Facility, payable quarterly in arrears.

Interest Payments:	Usual and customary for facilities and transactions of this type, consistent with the Documentation Principles.

Voluntary Prepayments:	Voluntary prepayments of borrowings under the Term Loan Facility may be made on terms consistent with the Documentation Principles, subject to the “Call Premium” set forth below.

Mandatory Prepayments:	The following mandatory prepayments will be required (subject to customary exceptions set forth in the Loan Documents in accordance with the Documentation Principles):

1.             Asset Sales: Subject to customary reinvestment rights, 100% (stepping down to 50% and 0% at leverage ratios to be agreed) of the net cash proceeds of the non-ordinary course sale or disposition of property of the Borrower and its restricted subsidiaries (“Asset Sale Prepayment”).

2.             Insurance Proceeds: Subject to customary reinvestment rights, 100% (stepping down to 50% and 0% at leverage ratios to be agreed) of the net cash proceeds of insurance paid on account of any loss of any property of the Borrower and its restricted subsidiaries (“Insurance Proceeds Prepayment”).

3.             Incurrence of Indebtedness: Prepayments in an amount equal to 100% of the net cash proceeds received from the incurrence of indebtedness by the Borrower or its restricted subsidiaries (other than indebtedness otherwise permitted under the Loan Documents (other than any Refinancing Debt)), payable no later than the first business day following the date of receipt.

4.             Excess Cash Flow: Subject to customary deductions to be set forth in the Loan Documents consistent with the Documentation Principles, 50% of Excess Cash Flow (to be defined in a manner reasonably and mutually agreed and subject to the Documentation Principles) for each fiscal year of the Borrower (stepping down to 25% and 0% at leverage ratios to be agreed).

Call Premium:

In the event that (i) all or any portion of the Term Loan Facility is (A) repaid, prepaid, refinanced or replaced (other than in connection with a change of control or transformative acquisition) or (B) repriced or effectively refinanced through any waiver, consent or amendment (in the case of each of clauses (A) and (B), in connection with the incurrence of any debt financing having an effective interest cost or weighted average yield that is less than the effective interest cost or weighted average yield of the Term Loan Facility (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced or any waiver, consent or amendment to the Term Loan Facility for the primary purpose of lowering of the effective interest cost or the weighted average yield of the Term Loan Facility (a “Repricing Transaction”)) occurring prior to the date that is six months after the Initial Closing Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced and (ii) all or any portion of the Term Loan Facility held by any Lender is repaid, prepaid, refinanced or replaced pursuant to a “yank-a-bank” or similar provision in the Loan Documents as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (i)(B) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced or replaced.

Security:

Subject to customary exclusions and limitations consistent with the Documentation Principles, the obligations of the Borrower under the Credit Facilities, the Guarantees and, at the Borrower’s option, hedging obligations and cash management obligations, in each case entered into with the Administrative Agent, a Lender or an affiliate of the foregoing (or with the Administrative Agent, a Lender or an affiliate of the foregoing at the time such agreement was entered into), will be secured by substantially all of the present and after-acquired assets of the Borrower and each Guarantor (collectively, the “Collateral”) and the proceeds of the foregoing.

Documentation:

The Loan Documents, including all the above-described pledges, security interests and mortgages (a) will be consistent with this Term Sheet and the “market flex” provisions of the Fee Letter, (b) will be based upon and be no less favorable, taken as a whole, to the Loan Parties than the terms and conditions set forth in the Existing Credit Agreement, (c) will give due regard to the Borrower’s proposed business plan, (d) will reflect the operational and strategic requirements of the Borrower and its subsidiaries (after giving effect to the Transactions) in light of their size, geographic locations, industry, business, business practices, operations and financial accounting, (e) will reflect changes in law or accounting or regulatory standards and requirements of local law or to cure mistakes or defects, (f) will reflect customary operational and agency provisions of the Administrative Agent, (g) will reflect the addition of, in the case of the Patriot First Scenario or Eagle First Scenario, a second Term Loan funding on the Delayed Draw Closing Date and (h) will contain customary European Union “bail-in” provisions, LSTA beneficial ownership provisions and Lender ERISA representations (collectively, the “Documentation Principles”). Standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods shall be consistent with the foregoing principles.

In the event that any action or transaction meets the criteria of one or more than one of the categories of debt and/or lien baskets, exceptions and thresholds pursuant to any applicable debt and/or lien negative covenants or the Incremental Facilities debt and/or lien provisions at any time, the Loan Documents will permit the Borrower to (i) at its option at any time, divide and classify such action or transaction (or portion thereof) and later (on one or more occasions) re-divide and/or reclassify under one or more of such baskets, exceptions and thresholds and (ii) at its option at any time, reclassify utilization of any such baskets, exceptions and thresholds that are fixed (subject to basket builders) or not incurrence-based (“fixed baskets”) as incurred under any available incurrence-based (including any leverage ratio, fixed charge coverage ratio and interest coverage ratio) baskets, exceptions and thresholds (“incurrence baskets”) (including reclassifying amounts under clause (i) and (ii) of the Available Incremental Amount to clause (iii) of the Available Incremental Amount); provided that if any applicable ratios or financial tests for such incurrence baskets would be satisfied in any subsequent fiscal quarter following the utilization of such fixed basket, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower.

In the event one or more fixed debt and/or lien baskets and incurrence baskets are intended to be utilized together or concurrently in a single transaction or series of related transactions (including utilization of amounts available under clauses (i), (ii) and (iii) of the Available Incremental Amount), (x) compliance with, or satisfaction of, applicable financial ratios or tests (including clause (iii) of the Available Incremental Amount) for the portion of such indebtedness or other applicable transaction or action under any debt and/or lien incurrence baskets shall first be calculated without giving effect to amounts to be utilized pursuant to any such fixed baskets, but giving full pro forma effect to all applicable and related transactions (including the use of proceeds of all indebtedness to be incurred and any repayments, repurchases and redemptions of indebtedness) and all other permitted pro forma adjustments, and (y) thereafter, incurrence of the portion of such indebtedness or other applicable transaction or action to be incurred under any fixed baskets (including clauses (i) and (ii) of the Available Incremental Amount) shall be calculated.

Conditions Precedent to Initial Borrowing:

The availability of the initial borrowing under the Credit Facilities on the Initial Closing Date shall only be subject to the conditions expressly set forth (i) in the Patriot First Scenario, on Annex C to the Commitment Letter, and (ii) in the Eagle First Scenario and Eagle Standalone Scenario, on Annex D to the Commitment Letter.

Conditions Precedent to Borrowing on the Delayed Draw Closing Date:

The availability of either the Eagle Term Loan Facility (in the Patriot First Scenario) or the Patriot Term Loan Facility (in the Eagle First Scenario) on the Delayed Draw Closing Date shall only be subject to the conditions expressly set forth (i) in the Eagle First Scenario, on Annex C to the Commitment Letter, and (ii) in the Patriot First Scenario, on Annex D to the Commitment Letter.

Conditions Precedent to Each Other Borrowing:

The making of each extension of credit other than on the Initial Closing Date and the Delayed Draw Closing Date shall be conditioned upon (a) the accuracy of representations and warranties in all material respects (provided that the materiality qualification in this clause (a) shall not apply to the extent such representations and warranties are already qualified by materiality), (b) the absence of defaults and events of default at the time of, and after giving effect to the making of, such extension of credit and the use of proceeds thereof and (c) the receipt of a customary borrowing notice.

Representations and Warranties:

Consistent with the Documentation Principles, to be applicable to the Borrower and its restricted subsidiaries, subject to materiality levels and/or exceptions to be reasonably and mutually agreed and including the following: due organization; requisite power and authority; qualification; equity interests and ownership; due authorization, execution, delivery and enforceability of the Loan Documents; subsidiaries; creation, perfection and priority of security interests; status as senior debt (if applicable); no conflicts with law or material contractual obligations; governmental consents; historical and projected financial condition; no material adverse change; absence of material litigation; payment of taxes; title to properties; environmental matters; Investment Company Act and margin stock matters; ERISA; labor matters; solvency on the Initial Closing Date; solvency on the Delayed Draw Closing Date; regulatory matters; compliance with laws; OFAC, FCPA and PATRIOT Act; full disclosure; use of proceeds; and intellectual property.

Covenants:

The Loan Documents will contain affirmative and negative covenants consistent with the Documentation Principles to be applicable to the Borrower and its restricted subsidiaries, and limited to the following:

- financial covenant:

Solely with respect to the Revolving Facility, a maximum First Lien Net Leverage Ratio (the “Financial Covenant”) applicable only if at least 35% of the Revolving Facility is utilized (excluding, for the first four full fiscal quarters following the Initial Closing Date, the amount of Revolving Loans borrowed on the Initial Closing Date to fund OID or upfront fees implemented pursuant to the flex provisions of the Fee Letter) (the “Testing Threshold”). The Financial Covenant will be set at a First Lien Net Leverage Ratio reflecting a non-cumulative cushion equal to 30% of the First Lien Net Leverage Ratio as of the Initial Closing Date (which, upon the Delayed Draw Termination Date, such First Lien Net Leverage Ratio shall be automatically readjusted to reflect a non-cumulative cushion equal to 30% of the First Lien Net Leverage Ratio as of the Delayed Draw Termination Date (without giving effect to the prior repayment of any portion of the Term Loans funded on the Initial Closing Date)) with no stepdowns.

The Financial Covenant is subject to customary equity cure rights, consistent with the Documentation Principles. These will include a standstill provision with regard to exercise of remedies (and no borrowings or issuances of Letters of Credit shall be permitted during the standstill period) during the period in which any equity cure will be made after the receipt of written notice by the Administrative Agent of Borrower’s intention to cure the Financial Covenant default with proceeds of an equity cure; provided, that such standstill shall be solely with respect to a breach of the Financial Covenant to which such equity cure applies.

- affirmative covenants:

Consistent with the Documentation Principles, subject to materiality thresholds and/or exceptions to be reasonably and mutually agreed and limited to: delivery of financial statements and other reports (with financial statements limited to audited annual and unaudited quarterly consolidated financial statements (within 90 days of the fiscal year end for audited financials and within 45 days of the end of each fiscal quarter (other than the fourth quarter) of each fiscal year for quarterly financials (with accompanying management’s discussion and analysis and compliance certificates)), an annual budget and annual business plan to be delivered within 90 days after the beginning of each fiscal year and other reporting obligations, including notices of defaults, material litigation, ERISA events and the occurrence of a material adverse change, organizational documents, junior indebtedness and Sponsor management agreements); maintenance of existence; payment of obligations, taxes and claims; maintenance of properties; maintenance of material insurance (giving effect to self-insurance); books and records; inspections (subject to frequency and expense reimbursement consistent with the Documentation Principles); compliance with material laws and regulations; use of proceeds; environmental matters; additional collateral and guarantors; commercially reasonable efforts to maintain public corporate level and facility level ratings from Moody’s and S&P (but not any specific rating); further assurances; and lender calls to the extent requested by the Administrative Agent.

- negative covenants:	Consistent with the Documentation Principles, subject to materiality thresholds and/or exceptions to be reasonably and mutually agreed and limited to limitations on:

(a) incurrence of indebtedness, with baskets and exceptions consistent with the Documentation Principles, including, without limitation, Incremental Equivalent/Ratio Debt.

(b) liens;

(c) negative pledges;

(d)    restricted payments (including dividends, distributions, buy-back redemptions or certain payments of subordinated, unsecured and junior lien debt in excess of a threshold amount to be agreed (“Subordinated Indebtedness”)), with baskets and exceptions consistent with the Documentation Principles, including, without limitation, (i) unlimited restricted payments, subject to the absence of any continuing default or event of default, and pro forma compliance with a leverage ratio to be agreed and (ii) other restricted payments made using the Available Amount Basket (as defined below), subject (A) in the case of any utilization of the Builder Basket (as defined below), to pro forma compliance with a leverage ratio to be agreed, and (B) subject to the absence of any continuing default or event of default;

(e) restrictions on subsidiary distributions;

(f) mergers and consolidations;

(g)     loans, acquisitions, joint ventures and other investments, with baskets and exceptions consistent with the Documentation Principles, including, without limitation, (i) acquisitions of persons or assets that become restricted subsidiaries (or property of restricted subsidiaries), subject only to the absence of any event of default and the requirement that acquisitions by non-Loan Parties be limited to an amount to be agreed, (ii) a general investment basket in an aggregate outstanding amount not to an amount to be agreed, (iii) investments in restricted subsidiaries of the Borrower subject to a limitation on investments in non-Loan Parties to be agreed, (iv) other investments made under the Available Amount Basket subject to the absence of any continuing default or event of default and (v) unlimited investments subject to the absence of any event of default and pro forma compliance with a leverage ratio to be agreed;

(h) sales of assets (including subsidiary interests);

(i) sale and lease backs

(j) transactions with affiliates;

(k) changes in the nature of business;

(l) changes in fiscal year; and

(m) amendments to Subordinated Indebtedness.

The Loan Documents will provide for an available amount basket (the “Available Amount Basket”) equal to the sum of (i) an amount to be agreed plus (ii) a builder component based on retained Excess Cash Flow or 50% of Consolidated Net Income (in each case, which shall not be less than $0) (to be elected prior to the launch of general syndication) (the “Builder Basket”), plus (iii) proceeds of the sale of qualified equity by the Borrower, plus (iv) the fair market value of contributions paid in cash to the common equity of the Borrower, plus (v) indebtedness and disqualified equity issued after the closing date and converted into or exchanged for qualified equity interest, together with the fair market value of any property received in such exchange or conversion, plus (vi) the net proceeds of sales or dispositions of investments made using the Available Amount Basket, plus (vii) returns, profits, distributions and similar amounts received on investments made using the Available Amount Basket, plus (viii) (A) the amount of investments made using the Available Amount Basket by the Borrower and/or any restricted subsidiary in any third party or unrestricted subsidiary that has been re-designated as a restricted subsidiary or that has been merged or consolidated into the Borrower or any restricted subsidiary or (B) the fair market value of the assets of any unrestricted subsidiary that have been transferred to the Borrower or any restricted subsidiary, plus (ix) the amount of any mandatory prepayment that is declined by the Term Lenders.

Unrestricted Subsidiaries:

Usual and customary for facilities and transactions of this type, consistent with the Documentation Principles, including pro forma compliance with a leverage ratio at the time of designation to be agreed.

Events of Default:

Consistent with the Documentation Principles, including: (i) failure to make principal payments when due or payments of interest, fees or other amounts after a three business day grace period, (ii)(A) failure to perform or observe negative covenants, (B) failure to perform or observe affirmative covenants to provide notice of default, regarding maintaining existence of the Borrower or with respect to use of proceeds, subject to a five day grace period, and (C) failure to perform or observe any other covenants set forth in the Loan Documents, subject to a 30 day grace period; (iii) any representation or warranty proving to have been incorrect in any material respect when made or deemed made; (iv) cross-default to any payment default of other indebtedness having an outstanding principal amount in excess of a level to be set forth in the Loan Documents of the Borrower or any of its significant subsidiaries (“Material Indebtedness”) and cross-event-of-default to any other default under any Material Indebtedness; (v) bankruptcy, insolvency proceedings, etc. with respect to the Borrower or any of its significant subsidiaries (with a 60-day grace period for involuntary proceedings); (vi) final judgments for monetary damages of the Borrower or any of its significant subsidiaries in excess of a level to be set forth in the Loan Documents (excluding amounts covered by insurance and third-party indemnities); (vii) customary ERISA defaults; (viii) actual or asserted invalidity by the Borrower or any Guarantor of the Loan Documents, taken as a whole, or impairment of security interests in a material portion of the Collateral; (ix) revocation by the Borrower or any Guarantor of any guaranty of the Credit Facilities, (x) invalidity of any applicable intercreditor or subordination agreements relating to Material Indebtedness; and (xi) change of control.

Assignments and Participations:	Usual and customary for facilities and transactions of this type, including customary affiliated lender and affiliated debt fund purchase rights and, subject to no default or event of default then continuing, the ability of the Borrower and its subsidiaries to purchase Term Loans through Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures consistent with the Documentation Principles or through open market purchases; provided that any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by the Borrower or any of its subsidiaries.

Requisite Lenders:

Usual and customary for facilities and transactions of this type, consistent with the Documentation Principles, including, without limitation, that (x) only lenders holding at least a majority of the Revolving Facility shall have the ability to (and be required in order to) amend the Financial Covenant and waive a breach of the Financial Covenant, and (y) a breach of the Financial Covenant shall not constitute an event of default with respect to the Term Loan Facility or trigger a cross-default under the Term Loan Facility until the date on which the Revolving Loans (if any) have been accelerated by the Revolving Lenders in accordance with the terms of the Revolving Facility.

Yield Protection:	Usual and customary for facilities and transactions of this type, consistent with the Documentation Principles.

Indemnity:	Usual and customary for facilities and transactions of this type, consistent with the Documentation Principles.

Governing Law and Jurisdiction:	New York.

Counsel to the Administrative Agent and the Lead Arrangers:	Paul Hastings LLP.

Annex C

Summary of Conditions Precedent to the Patriot Credit Facilities

This Summary of Conditions Precedent outlines the sole conditions precedent to the availability of the Patriot Credit Facilities referred to in the Commitment Letter, of which this Annex C is a part.  Capitalized terms used herein without definition are used as defined elsewhere in the Commitment Letter, except that, as used in this Annex C, the term “Applicable Closing Date” shall mean (a) in the Patriot First Scenario, the Initial Closing Date, or (b) in the Eagle First Scenario, the Delayed Draw Closing Date.

The availability of the Patriot Credit Facilities shall be subject to the following conditions precedent (the “Patriot Conditions”):

1.                                      Patriot Acquisition.  The proceeds from borrowings made on the Applicable Closing Date pursuant to the Patriot Credit Facilities, together with other available cash resources, will be sufficient to pay the cash consideration for the Patriot Acquisition and all related fees, commissions and expenses.  The Patriot Acquisition shall have been consummated pursuant to the Purchase Agreement, dated as of September 21, 2018 (including the exhibits, annexes and schedules thereto, the “Patriot Acquisition Agreement”), among the Borrower, Harvest Volatility Management, LLC, a Delaware limited liability company, the persons listed on Annex A thereto (collectively, the “Members” and each, individually, a “Member”) and Curtis F. Brockelman, Jr. and LPC Harvest, LP each solely in their joint capacity as Members’ Representative (as defined therein), without giving effect to any modifications, consents, amendments or waivers thereto that are materially adverse to the Lenders or the Lead Arrangers unless consented to by the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); it being understood that (i) any change in the purchase price made in accordance with the provisions of the Patriot Acquisition Agreement (as in effect on September 21, 2018) will not be deemed materially adverse to the Lenders or the Lead Arrangers, (ii) any decrease in the purchase price will not be deemed materially adverse to the Lenders or the Lead Arrangers so long as any such reduction is applied to reduce the commitments under the Patriot Term Loan Facility on a dollar for dollar basis and (iii) any substantive modification, consent, amendment or waiver of the definition of “Company Material Adverse Effect” shall be deemed materially adverse to the Lenders and the Lead Arrangers.

2.                                      Refinancing.  Concurrently with the consummation of the Patriot Acquisition, (i) in a Patriot First Scenario, the Refinancing Transactions shall have been consummated and all liens or security interests related thereto shall have been terminated or released, in each case on terms reasonably satisfactory to the Lead Arrangers, and (ii) all pre-existing indebtedness of the Patriot Target and its subsidiaries shall have been repaid or repurchased in full, all commitments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released, in each case on terms reasonably satisfactory to the Lead Arrangers other than (x) any indebtedness of the Patriot Target or its subsidiaries and liens on assets of the Patriot Target or its subsidiaries, in each case, that are permitted to remain outstanding pursuant to the Patriot Acquisition Agreement, and (y) any other indebtedness and liens approved by the Lead Arrangers in their reasonable discretion (the transactions in this clause (ii), collectively, the “Patriot Refinancing”), and no new indebtedness shall be incurred on the Applicable Closing Date by the Borrower, the Patriot Target or their respective subsidiaries other than the Patriot Credit Facilities.

1

3.                                      Financial Information.  The Lead Arrangers shall have received (i) the audited consolidated balance sheet of the Patriot Target and its subsidiaries as of, and the related consolidated statements of income, retained earnings and cash flows for (a) the years ended December 31, 2016 and December 31, 2017 (it being acknowledged that the Lead Arrangers have received the required financial statements of the Patriot Target and its subsidiaries required pursuant to this clause (i)(a)) and (b) each subsequent fiscal year ended at least 120 days prior to the Applicable Closing Date and (ii) the unaudited consolidated balance sheet of the Patriot Target and its subsidiaries as of, and the related unaudited statements of income, retained earnings and cash flows, respectively, for each fiscal quarter (other than the fourth fiscal quarter) ended after the date of the most recent audited financial statements described in clause (i)(a) and at least 45 days prior to the Applicable Closing Date (it being acknowledged that the Lead Arrangers have received the required financial statements of the Patriot Target and its subsidiaries required pursuant to this clause (ii) for the fiscal quarters ended March 31, 2018 and June 30, 2018).

4.                                      Pro Forma Financial Statements.  The Lead Arrangers shall have received a pro forma consolidated balance sheet, and related pro forma consolidated statement of operations, of the Borrower and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such four-fiscal quarter period is the end of the Borrower’s fiscal year) prior to the Applicable Closing Date, prepared in good faith after giving effect to the Patriot Transactions as if the Patriot Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations); provided that no such pro forma financial statement shall be required to (x) include adjustments for purchase accounting (including adjustments of the type contemplated by the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)) or (y) be prepared in compliance with Regulation S-X of the Securities Act.

5.                                      Material Adverse Effect.  From September 21, 2018 to the Applicable Closing Date, there shall have been no Company Material Adverse Effect (as defined in the Patriot Acquisition Agreement).

6.                                      Payment of Fees.  To the extent required to be paid on the Applicable Closing Date by the Commitment Letter or the Fee Letter, all fees payable to the Commitment Parties, the Administrative Agent or the Lenders and all expenses (including legal fees and expenses) of the Lead Arrangers and the Administrative Agent in connection with the Patriot Transactions shall have been paid to the extent invoiced in reasonable detail at least two business days prior to the Applicable Closing Date.

7.                                      Certain Information. The Administrative Agent will have received at least three (3) business days prior to the Applicable Closing Date all documentation and other information about the Borrower, the Patriot Target and any subsidiaries of the Patriot Target or the Borrower that will become a Borrower or Guarantor under the Patriot Credit Facilities required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested from the Borrower at least ten (10) business days prior to the Applicable Closing Date.

8.                                      Representations and Warranties.  On the Applicable Closing Date, (i) the Patriot Target Representations shall be accurate in all material respects (without duplication of any materiality qualifier set forth therein) to the extent provided in the Limited Conditionality Provisions, and (ii) the Specified Representations shall be accurate in all material respects (without duplication of any materiality qualifier set forth therein).

2

In the Patriot First Scenario, the availability of the Patriot Credit Facilities shall be subject to the following additional conditions precedent (the “Initial Closing Date Patriot Conditions”):

9.                                      Minimum Marketing Period.  The Borrower shall provide the Lead Arrangers with a period of at least 15 consecutive business days following receipt of the financial information set forth in paragraphs 3 and 4 above and paragraphs 3 and 4 in Annex D to the Commitment Letter (the “Patriot Marketing Period”); provided that (a) if the Patriot Marketing Period has not ended by December 14, 2018, it shall not begin before January 2, 2019 and (b) the Patriot Marketing Period will exclude November 23, 2018 as a business day.  If at any time the Borrower in good faith reasonably believes that it has delivered the financial information set forth in paragraphs 3 and 4 above, it shall deliver to the Lead Arrangers written notice to that effect, stating when it believes it completed such delivery and the date of commencement of the Patriot Marketing Period (which date of commencement shall not be earlier than the date of delivery of such notice) (such notice, the “Patriot Marketing Period Notice”).  The Patriot Marketing Period shall commence on the date specified in the Patriot Marketing Period Notice, unless the Lead Arrangers in good faith reasonably believe that the Borrower has not completed delivery of such information and, within two business days after its receipt of the Patriot Marketing Period Notice, the Lead Arrangers deliver a written notice to the Borrower to that effect (stating with specificity which information has not been delivered).

10.                               Customary Closing Documents.  The Administrative Agent shall have received (in each case subject to the Limited Conditionality Provisions): (i) delivery of execution copies of the Loan Documents as executed by the parties thereto (it being understood that, in the case of the Patriot Target and its subsidiaries, the Loan Documents shall be executed thereby, delivered to the Administrative Agent in escrow and available for delivery concurrently with the consummation of the Patriot Acquisition) and including all documents and instruments required to create and perfect the Administrative Agents’ security interests in the Collateral and, if applicable, be in proper form for filing; (ii) customary legal opinions from counsel to the Loan Parties; (iii) customary corporate records and documents from public officials; (iv) customary lien searches for the Loan Parties; (v) customary officer’s certificates; (vi) customary evidence of corporate authority with respect to officers executing the Loan Documents for the Loan Parties; (vii) a solvency certificate from the chief financial officer of the Borrower as set forth on Exhibit 1 hereto, certifying that the Borrower and its subsidiaries (after giving effect to the Patriot Transactions) are, on a consolidated basis, solvent; and (viii) a customary notice of borrowing.

In the Eagle First Scenario, the availability of the Patriot Credit Facilities shall be subject to the following additional conditions precedent (the “Delayed Draw Closing Date Patriot Conditions”):

11.                               Customary Closing Documents.  The Administrative Agent shall have received (in each case subject to the Limited Conditionality Provisions): (i) a solvency certificate from the chief financial officer of the Borrower as set forth on Exhibit 1 hereto, certifying that the Borrower and its subsidiaries (after giving effect to the Patriot Transactions) are, on a consolidated basis, solvent; and (ii) a notice of borrowing.

12.                               No Event of Default.  No payment or bankruptcy event of default under the Loan Documents shall have occurred and be continuing or would result therefrom.

For the avoidance of doubt, the availability of the Patriot Credit Facilities shall be subject to (A) the Patriot Conditions and (B) either (but not both) (1) the Initial Closing Date Patriot Conditions (in the Patriot First Scenario) or (2) the Delayed Draw Closing Date Patriot Conditions (in the Eagle First Scenario).

3

Exhibit 1 to Annex C

Form of Solvency Certificate

Date: [•]

Pursuant to Section [•] of the [Credit Agreement], the undersigned, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, hereby certifies, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, that, to his knowledge, as of the [Applicable Closing Date], after giving effect to the Patriot Transactions (including the making of the Loans under the Patriot Credit Facilities on the [Applicable Closing Date] and the application of the proceeds thereof):

(a)                                 the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis;

(b)                                 the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured in the ordinary course;

(c)                                  the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured in the ordinary course; and

(d)                                 the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Solvency Certificate, (i) the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability and (ii) it is assumed that the indebtedness and other obligations incurred on the date hereof under the Patriot Credit Facilities will come due on their respective maturities.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the business proposed to be conducted by the Borrower and its Subsidiaries after consummation of the Patriot Transactions.

* * *

1

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, as of the date first stated above.

VICTORY CAPITAL HOLDINGS, INC.

By:
Name:
	Title:	[Chief Financial Officer]

2

Annex D

Summary of Conditions Precedent to the Eagle Credit Facilities

This Summary of Conditions Precedent outlines the sole conditions precedent to the availability of the Eagle Credit Facilities referred to in the Commitment Letter, of which this Annex D is a part.  Capitalized terms used herein without definition are used as defined elsewhere in the Commitment Letter, except that, as used in this Annex D, the term “Applicable Closing Date” shall mean (a) in the Eagle First Scenario or Eagle Standalone Scenario, the Initial Closing Date, or (b) in the Patriot First Scenario, the Delayed Draw Closing Date.

The availability of the Eagle Credit Facilities shall be subject to the following conditions precedent (the “Eagle Conditions”):

1.                                      Eagle Acquisition.  The Eagle Acquisition shall be, consummated pursuant to the Stock Purchase Agreement, dated as of November 6, 2018 (including the exhibits and schedules thereto, the “Eagle Acquisition Agreement”), among the Borrower, USAA Investment Corporation, a Delaware corporation, and, solely for the express purposes set therein, USAA Capital Corporation, a Delaware corporation, without giving effect to any modifications, consents, amendments or waivers thereto that are materially adverse to the Lenders unless consented to by the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); it being understood that (i) any change in the purchase price made in accordance with the provisions of the Eagle Acquisition Agreement (as in effect on the date hereof) will not be deemed materially adverse to the Lenders, (ii) any other decrease in the purchase price (x) that is less than or equal to 10.0% will not be deemed materially adverse to the Lenders and (y) otherwise will not be deemed materially adverse to the Lenders so long as any such reduction is applied to reduce the commitments under the Eagle Term Loan Facility, and (iii) any substantive modification, consent, amendment or waiver of the definition of “Material Adverse Effect” shall be deemed materially adverse to the Lenders and the Lead Arrangers.

2.                                      Refinancing.  Concurrently with the consummation of the Eagle Acquisition, (i) in an Eagle First Scenario or Eagle Standalone Scenario, the Refinancing Transactions shall have been consummated and all liens or security interests related thereto shall have been terminated or released, in each case on terms reasonably satisfactory to the Lead Arrangers and (ii) all pre-existing indebtedness of the Eagle Target and its subsidiaries shall have been repaid or repurchased in full, all commitments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released, in each case on terms reasonably satisfactory to the Lead Arrangers other than (x) any indebtedness of the Eagle Target or its subsidiaries and liens on assets of the Eagle Target or its subsidiaries, in each case, that are permitted to remain outstanding pursuant to the Eagle Acquisition Agreement, and (y) any other indebtedness and liens approved by the Lead Arrangers in their reasonable discretion (the transactions in this clause (ii), collectively, the “Eagle Refinancing”), and no new indebtedness shall be incurred on the Applicable Closing Date by the Borrower, the Eagle Target or their respective subsidiaries other than the Eagle Credit Facilities.

3.                                      Financial Information.  The Lead Arrangers shall have received (i) the audited combined carve out balance sheets of the Eagle Acquired Business as of December 31, 2016 and 2017 and for the corresponding prior fiscal years, and the related audited combined carve out statements of operations, cash flows and stockholder’s equity for each of the fiscal years in the two (2) year period ended December 31, 2017 and for the corresponding prior fiscal years, in each case, as adjusted to reflect the difference between the Eagle Acquired Business and the Business (as

1

defined in the Eagle Acquisition Agreement), (ii) if the Applicable Closing Date shall not have occurred prior to April 30, 2019, the audited carve out combined balance sheet of the Eagle Acquired Business as of December 31, 2018, and the related audited combined carve out statement of operations, cash flows and stockholder’s equity for the fiscal year ending December 31, 2018, in each case, as adjusted to reflect the difference between the Eagle Acquired Business and the Business, (iii) the unaudited combined carve out balance sheet of the Eagle Acquired Business as of the last day of, and the related unaudited combined carve out statement of operations for, each fiscal quarter (or, in the case of the fiscal quarter ended September 30, 2018, for the nine-month period ended on such date), other than the fourth fiscal quarter in any fiscal year, ending at least 45 days prior to the Applicable Closing Date (beginning with the fiscal quarter ended September 30, 2018), in each case, as adjusted to reflect the difference between the Eagle Acquired Business and the Business, (iv) if the Applicable Closing Date shall not have occurred prior to April 15, 2019, audited consolidated balance sheets and related consolidated statements of operations of the Borrower and its subsidiaries (prior to giving effect to the Eagle Transactions or the Eagle Standalone Transactions, as applicable) for the fiscal year ended December 31, 2018 and (v) unaudited consolidated balance sheets and related consolidated statements of operations of the Borrower and its subsidiaries (prior to giving effect to the Eagle Transactions or the Eagle Standalone Transactions, as applicable) for, each fiscal quarter, other than the fourth fiscal quarter in any fiscal year, ending at least 50 days prior to the Applicable Closing Date (beginning with the fiscal quarter ending December 31, 2018).

4.                                      Pro Forma Financial Statements.  The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Borrower and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 60 days (or 120 days in case such four-fiscal quarter period is the end of the Borrower’s fiscal year) prior to the Applicable Closing Date, prepared in good faith after giving effect to the Eagle Transactions or the Eagle Standalone Transactions, as applicable as if the Eagle Transactions or the Eagle Standalone Transactions, as applicable, had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations); provided that purchase accounting adjustments shall not be required to be made.

5.                                      Material Adverse Effect.  From the date of the Eagle Acquisition Agreement to the Applicable Closing Date, there shall not have occurred any Material Adverse Effect (as defined in the Eagle Acquisition Agreement).

6.                                      Payment of Fees.  All fees required by the Commitment Letter or the Fee Letter to be paid on the Applicable Closing Date to the Commitment Parties, the Administrative Agent or the Lenders shall have been paid.  All expenses (including legal fees and expenses) of the Lead Arrangers and the Administrative Agent in connection with the Eagle Transactions or the Eagle Standalone Transactions, as applicable, required to be reimbursed on the Applicable Closing Date, to the extent invoiced in reasonable detail at least three business days prior to the Applicable Closing Date, shall have been paid (with all such reimbursable expenses invoiced thereafter to be paid in accordance with the Loan Documents).

7.                                      Certain Information. The Administrative Agent will have received at least three (3) business days prior to the Applicable Closing Date (a) all documentation and other information about the Borrower and the Eagle Acquired Business entities that are to be a Borrower or Guarantor under the Eagle Credit Facilities required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, to the

2

extent requested from the Borrower at least ten (10) business days prior to the Applicable Closing Date and (b) and a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230.

8.                                      Representations and Warranties.  On the Applicable Closing Date, (i) the Eagle Acquired Business Representations shall be accurate in all material respects (without duplication of any materiality qualifier set forth therein) to the extent provided in the Limited Conditionality Provisions, and (ii) the Specified Representations shall be accurate in all material respects (without duplication of any materiality qualifier set forth therein).

In the Eagle First Scenario or the Eagle Standalone Scenario, the availability of the Eagle Credit Facilities shall be subject to the following additional conditions precedent (the “Initial Closing Date Eagle Conditions”):

9.                                      Minimum Marketing Period.  The Borrower shall provide the Lead Arrangers with a period of at least 15 consecutive business days following receipt of the financial information set forth in paragraphs 3 and 4 above (the “Eagle Marketing Period”); provided that (x) such Eagle Marketing Period shall exclude November 21, 2018 and November 23, 2018 and (y) if the Eagle Marketing Period has not ended by December 14, 2018 it shall not begin before January 3, 2019; provided, further, that in no event shall the Eagle Marketing Period be restarted or cease to continue if additional financial statements as required pursuant to paragraphs 3 and 4 above are delivered after the Eagle Marketing Period has commenced; provided, further, that the Eagle Marketing Period shall terminate on any earlier date on which the commitments in respect of the Eagle Term Loan Facility have been allocated.  If the Borrower in good faith reasonably believes that it has delivered the information set forth in paragraphs 3 and 4 above, it shall deliver to the Lead Arrangers written notice to that effect, stating when it believes it completed such delivery and the date of commencement of the Eagle Marketing Period (which date of commencement shall not be earlier than the date of delivery of such notice) (such notice, the “Eagle Marketing Period Notice”).  The Eagle Marketing Period shall commence on the date specified in the Eagle Marketing Period Notice, unless the Lead Arrangers in good faith reasonably believe that the Borrower has not completed delivery of such information and, within three business days after its receipt of the Eagle Marketing Period Notice, the Lead Arrangers deliver a written notice to the Borrower to that effect (stating with specificity which information is deficient).

10.                               Customary Closing Documents.  The Administrative Agent shall have received (in each case subject to the Limited Conditionality Provisions): (i) delivery of execution copies of the Loan Documents as executed by the Borrower and the Guarantors required to be parties thereto (it being understood that, in the case of the Eagle Acquired Business, the Loan Documents shall be executed thereby, delivered to the Administrative Agent in escrow and available for delivery concurrently with the consummation of the Eagle Acquisition) and including all documents and instruments required to create and perfect the Administrative Agent’s security interests in the Collateral and, if applicable, be in proper form for filing; (ii) customary legal opinions from counsel to the Loan Parties; (iii) customary corporate records and documents from public officials; (iv) customary uniform commercial code lien searches for the Borrower, its subsidiaries and the Eagle Acquired Business; (v) customary officer’s certificates; (vi) customary evidence of corporate authority with respect to officers executing the Loan Documents for the Loan Parties; (vii) a solvency certificate from the chief financial officer of the Borrower as set forth on Exhibit 1 hereto, certifying that the Borrower and its subsidiaries (after giving effect to the Eagle Transactions) are, on a consolidated basis, solvent; and (viii) a notice of borrowing.

In the Patriot First Scenario, the availability of the Eagle Credit Facilities shall be subject to the following additional conditions precedent (the “Delayed Draw Closing Date Eagle Conditions”):

3

11.                               Customary Closing Documents.  The Administrative Agent shall have received (in each case subject to the Limited Conditionality Provisions): (i) a solvency certificate from the chief financial officer of the Borrower as set forth on Exhibit 1 hereto, certifying that the Borrower and its subsidiaries (after giving effect to the Eagle Transactions) are, on a consolidated basis, solvent; and (ii) a notice of borrowing.

12.                               No Event of Default.  No payment or bankruptcy event of default under the Loan Documents shall have occurred and be continuing or would result therefrom.

For the avoidance of doubt, the availability of the Eagle Credit Facilities shall be subject to (A) the Eagle Conditions and (B) either (but not both) (1) the Initial Closing Date Eagle Conditions (in the Eagle First Scenario or Eagle Standalone Scenario) or (2) the Delayed Draw Closing Date Eagle Conditions (in the Patriot First Scenario).

4

Exhibit 1 to Annex D

Form of Solvency Certificate

Date: [•]

Pursuant to Section [•] of the [Credit Agreement], the undersigned, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, hereby certifies, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, that, to his knowledge, as of the [Applicable Closing Date], after giving effect to the Eagle Transactions (including the making of the Loans under the Eagle Credit Facilities on the [Applicable Closing Date] and the application of the proceeds thereof):

(a)                                 the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis;

(b)                                 the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured in the ordinary course;

(c)                                  the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured in the ordinary course; and

(d)                                 the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Solvency Certificate, (i) the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability and (ii) it is assumed that the indebtedness and other obligations incurred on the date hereof under the Eagle Credit Facilities will come due on their respective maturities.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the business proposed to be conducted by the Borrower and its Subsidiaries after consummation of the Eagle Transactions.

* * *

1

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, as of the date first stated above.

VICTORY CAPITAL HOLDINGS, INC.

By:
Name:
	Title:	[Chief Financial Officer]

2